       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2007
REGISTRATION NO. 333-136060

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
to
FORM SB-2

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLAR THIN FILMS, INC.
(Name of small business issuer in its charter)

Delaware (State or jurisdiction of incorporation or organization)	3651 (Primary Standard Industrial Classification Code Number)	95-4356228 (I.R.S. Employer Identification No.)

25 Highland Blvd.
Dix Hills, New York 11746
(631) 254-2136
(Address and telephone number of principal executive offices)

25 Highland Blvd.
Dix Hills, New York 11746
516-417-8454
(Address of principal place of business or intended principal place of business)

Peter Lewis, Chief Executive Officer
25 Highland Blvd.
Dix Hills, New York 11746
516-417-8454
(Name, address and telephone number of agent for service)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

(COVER CONTINUES ON FOLLOWING PAGE)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares Common Stock, $.01 par value per share, issuable upon conversion of convertible notes	4,689,000	$1.485	$6,963,165.00	$213.77

Shares of Common Stock, $.01 par value per share	2,774,500	$1.485	$4,120,132.50	$126.49

Common Stock, $.01 par value per share, issuable upon exercise of common stock purchase warrants	12,625,000	$1.485	$18,748,125.00	$575.57

Total	20,308,500		$30,351,172.25	$915.83*

* Previously paid.
(1)	Includes shares of our common stock, par value $0.01 per share, which may be offered pursuant to this registration statement.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, on the basis of the average of the high and low prices of the Common Stock as reported on the OTC Bulletin Board on November 5, 2007, which was $1.53 and $1.44, respectively.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

THIS FILING DOES NOT INVOLVE THE REGISTRATION OF ANY NEW SHARES OF COMMON STOCK. RATHER, THIS FILING UPDATES THE REGISTRATION OF THE COMMON STOCK ORIGINALLY REGISTERED ON FORM SB-2 (FILE NO. 333-136060 DECLARED EFFECTIVE ON FEBRUARY 13, 2007.

Solar Thin Films, Inc.
20,308,500 shares of
Common Stock

This prospectus relates to the public offering of up to 20,308,500 shares of our common stock, par value $.01 per share, which may be sold from time to time by the selling stockholders of Solar Thin Films, Inc. named in this prospectus. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

The total number of shares sold herewith consists of the following shares to be issued to the selling stockholders: (i) up to 4,689,000 shares issuable upon conversion of convertible notes, (ii) 12,625,000 shares issuable upon the exercise of warrants, and (iii) 2,774,500 shares of common stock presently outstanding. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise, if any, of warrants to purchase 12,625,000 shares of common stock. All costs associated with this registration will be borne by us.

Our common stock is currently traded on the Over the Counter Bulletin Board under the symbol “SLTN.OB”. The last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on November 5, 2007, was $1.50.

The Securities offered hereby involve a high degree of risk.
See “Risk Factors” beginning on page 3.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is November __, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SOLAR THIN FILMS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. We conduct our business operations through Kraft Rt. (“Kraft”), our majority-owned subsidiary. As used hereinafter in this prospectus, the terms “Solar”, “we,” “us,” or “our” refer to Solar Thin Films, Inc and its wholly-owned subsidiaries, including Kraft.

The Company conducts its business operations via the recently acquired wholly-owned subsidiary, Kraft. Kraft is an equipment design and manufacturing company headquartered in Budapest, Hungary and historically has been engaged in the design, development and manufacturing of vacuum based production and quality control equipment used in several hi-tech industries. Over its ten year existence, Kraft has developed and manufactured a line of equipment serving the semiconductor industry, glass coating technologies and, more recently, the photovoltaic industry. The Company is currently focusing substantially all of its efforts on the design, development and construction of equipment used in the production of photovoltaic thin-film modules and expects most of its near term growth in revenues to derive from sales of such equipment.

Through the Company’s association with strategic partners, STF is also seeking to deliver “turnkey” systems to help secure its position as a leading supplier of thin-film photovoltaic equipment. Such turnkey systems consist of all the equipment required for the production of photovoltaic modules together with assembly and installation, as well as the software, know-how and training required to operate such a facility. Historically, the strategic partner has served as main contractor guaranteeing process performance to the buyer, and STF/Kraft has served as the primary or sole equipment supplier. STF also maintains a right to market and sell such turnkey PV production facilities on its own.

The main strategic partner of the Company, in the sale of turnkey thin-film photovoltaic module manufacturing facilities is Renewable Energy Solutions, Inc. (“RESI”). Zoltan Kiss, a director and shareholder of the Company, is also the majority owner of RESI.

Our principal executive offices are located at 25 Highland Blvd., Dix Hills, New York 11746. Our telephone number is 516-417-8454.

The Offering

Common stock outstanding before the offering	57,330,601 shares.
Common stock offered by selling stockholders
Up to 20,308,500 shares which includes (i) up to 4,689,000 shares issuable upon conversion of convertible notes, (ii) 12,625,000 shares issuable upon the exercise of warrants, and (iii) 2,774,500 shares of common stock presently outstanding.

Common stock to be outstanding after the offering	Up to 77,639,101 shares which assumed the conversion of all convertible notes and the exercise of all common stock warrants.
Use of proceeds	We will not receive any proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.
Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 5.
OTC Bulletin Board Symbol	SLTN.OB
Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 57,330,601 shares of common stock outstanding as of November 5, 2007 and assumes the subsequent conversion of our issued convertible notes and exercise of warrants by our selling stockholders.

Shares of common stock issued or issuable in connection with the following transactions are being registered pursuant to the registration statement of which this prospectus forms a part.

June 2006 Financing

On June 14, 2006, we entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 (the “June 2006 Financing”).

In connection with the June 2006 Financing, we issued the following securities to the June 2006 Investors:

•	$6,000,000 in senior secured convertible notes (the “June 2006 Notes”);
•	3,000,000 shares of common stock of the Company (the “June 2006 Shares”);

•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);
•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);
•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and
•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into our common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. We granted the June 2006 Investors a first priority security interest in all of our assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, we pledged the shares held in Kraft as collateral to the June 2006 Investors.

We granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. We were required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If we fail to have the registration statement filed or declared effective by the required dates, we will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock. As of November 6, 2007, there was $3,789,000 outstanding under the June 2006 Notes.

September 2005 Financing

We entered into a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund, Limited (collectively, the “September 2005 Investors”) on September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 525,000 shares of common stock of our company (the “September 2005 Shares”) in consideration for gross proceeds in the amount of $525,000. On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares. The September 2005 Investors also participate in the June 2006 Financing.

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, the Company may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but unissued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price. As of November 6, 2007, all outstanding principal amounts under the September 2005 Notes had been converted into shares of the Company’s common stock.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, our former CEO and a current director of our company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

As of November 6, 2007 the September 2005 Notes have been fully converted.

March 2006 Financing

On March 16, 2006, we entered into a financing arrangement with several accredited investors (the “March 2006 Investors”) for the sale of (i) $1,250,000 in convertible notes (the “March 2006 Notes”), (ii) 625,000 shares of common stock of our company (the “March 2006 Shares”) and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.20 price per share for a period of five years (the “March 2006 Warrants”) in consideration for gross proceeds in the amount of $1,250,000.

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) upon closing on a financing in the aggregate amount of $12,000,000 and are convertible into our common stock, at the March 2006 Investors’ option, at a conversion price equal to $1.00 per share. We granted the March 2006 Investors registration rights with respect to the March 2006 Shares and the shares of common stock underlying the March 2006 Notes and the March 2006 Warrants.   Further, Robert Rubin, our former CEO and a current director of our company, has personally guaranteed payment of the March 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion does not exceed 4.99% of our then issued and outstanding shares of common stock. As of November 6, 2007, the outstanding principal balance of the March 2006 Notes is $1,250,000.

Common Stock Financing

Commencing at the end of the fourth quarter of 2005 through the end of the first quarter of 2006, we sold an aggregate of 712,000 shares of common stock to several accredited investors for aggregate compensation of $356,000.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future, which may decrease the market value of our stock.

Solar Thin Films has reported a net loss of $4,938,370 from operations for the year ended December 31, 2006 and a net loss of $611,501 from operations for the year ended December 31, 2005. Solar Thin Films reported a net loss from operations of $690,272 for the three months ended June 30, 207 and $1,961,301 for the six months ended June 30, 2007.

The Company has suffered operating losses and negative cash flows from operations since inception and, at June 30, 2007, the Company had an accumulated deficit $17,555,278. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel, marketing and promotions, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

Kraft is dependent on a small amount of customers and any loss of these customers will a negative impact on our operations.

For the year ended December 31, 2006, Kraft derived 92% of its total revenues from two major customers and purchased 32% of its total materials to three vendors. A loss of any of these relationships, for any reason could cause the Company to experience difficulties in obtaining revenue and implementing its business strategy. There can be no assurance that the Company could establish other relationships of adequate revenue in a timely manner or at all. In the event that STF is not able to significantly increase the number of customers or vendors that purchase its products its financial condition and results of operations will be materially and adversely affected.

Kraft has generated limited revenues and it may never achieve profitability.

The Company generated revenues of $1,642,096 and $3,545,059 for the three and six months ended June 30, 2007. The Company has generated limited revenues of $2,426,954 and $691,213 for the year ended December 31, 2006 and December 31, 2005, respectively, and the Company incurred losses from operations of $4,938,370 and $611,501, respectively. STF’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. We cannot assure you that the Company can achieve or sustain profitability in the future. STF’s operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our PV manufacturing facilities development will achieve market acceptance. The Company may not achieve its business objectives and the failure to achieve such goals would have an adverse impact on STF. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Evaluating our business and future prospects may be difficult due to the rapidly changing market landscape.

There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. Although Kraft was formed in 1993 for the development of vacuum based technologies it has only recently developed four turnkey PV module manufacturing facilities pursuant to which it has only recognized limited revenues.

The market we are addressing is rapidly evolving and is experiencing technological advances and new market entrants. Our future success will require us to scale our manufacturing capacity significantly beyond the capacity of our Budapest, Hungary manufacturing facility, and our business model and technology are unproven at significant scale. Moreover, Kraft’s strategic partnership with TerarSolar and RESI, are only in the early stages of development and have not been officially agreed to and formalized. Kraft has limited experience upon which to predict whether it will be successful. As a result, you should consider its business and prospects in light of the risks, expenses and challenges that we will face as an early-stage company seeking to develop and manufacture new products in a growing and rapidly evolving market.

Our future success substantially depends on our ability to significantly increase our manufacturing capacity through the development of additional manufacturing facilities. We may be unable to achieve our capacity expansion goals as a result of a number of risks, which would limit our growth potential, impair our operating results and financial condition and cause our stock price to decline.

Our future success depends on our ability to increase our manufacturing capacity through the development of additional manufacturing facilities. If we are unable to do so, we may not be able to achieve the production volumes and per unit costs that will allow us to meet customer demand, maintain our competitive position and achieve profitability. Our ability to develop additional manufacturing facilities is subject to significant risk and uncertainty, including:

-
we may need to continue to raise significant additional capital through the issuance of equity or convertible or debt securities in order to finance the costs of development of any additional facility, which we may be unable to do on reasonable terms or at all, and which could be dilutive to our existing stockholders;

-
the build-out of any additional facilities will be subject to the risks inherent in the development of a new manufacturing facility, including risks of delays and cost overruns as a result of a number of factors, many of which may be out of our control, such as delays in government approvals or problems with supplier relationships;

-
our manufacturing processes, particularly those for the development of the equipment used in the turnkey PV manufacturing facilities, are unproven at large scale and may prove difficult to implement in any new facility; and

-
if a new facility is established internationally, we may encounter legal restrictions and liability, encounter commercial restrictions and incur taxes and other expenses to do so and otherwise be subject to the risks inherent in conducting business in a foreign jurisdiction as described elsewhere in this section.

If we are unable to develop and successfully operate additional manufacturing facilities, or if we encounter any of the risks described above, we may be unable to scale our business to the extent necessary to achieve profitability, which would cause our stock price to decline. Moreover, there can be no assurance that if we do expand our manufacturing capacity that we will be able to generate customer demand for our turnkey PV manufacturing facilities at these production levels or that we will increase our revenues or achieve profitability.

Competition from providers of similar products and services could materially adversely affect out revenue and financial condition.

Crystalline silicon PV technologies currently represent substantially 90% of the PV market. Demand for crystalline silicon has grown very rapidly over the past decade, but the photovoltaic module prices have remained relatively unchanged. Nonetheless recent improvements in crystalline and polycrystalline technology including increases in efficiency and reduction in manufacturing costs may pose a competitive threat. In addition many competitors of the Company, through their own research and development, are now developing their own pilot and commercial lines for thin-film PV module manufacturing using amorphous silicon and other materials. These include both module manufacturers like EPV Solar, a customer, and First Solar, as well as well capitalized equipment vendors including Applied Materials and Oerlikon. Solar Thin Films is addressing this competition by both supplying individual pieces of equipment to established module manufacturers and investing in new generation thin-film manufacturing technologies.

Our turnkey manufacturing facility may not gain market acceptance, which would prevent us from achieving increased sales and market share.

The development of a successful market for turnkey manufacturing facility may be adversely affected by a number of factors, many of which are beyond our control, including:

-	our ability to market our services together with our equipment;

-	our failure to produce a turnkey facility that competes favorably against companies electing to develop these facilities internally;

-
our failure to produce a turnkey facility that produces PV modules that compete favorably against conventional energy sources and alternative distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance; and

-	our failure to develop and maintain successful relationships with strategic partner.

If our turnkey facilities or the PV solar modules produced by our facilities fail to gain market acceptance, we would be unable to increase our sales and market share and to achieve and sustain profitability.

Technological changes in the solar power industry could render our turnkey manufacturing facilities uncompetitive or obsolete, which could reduce our market share and cause our sales to decline.

Our failure to further refine our technology and develop and introduce the next generation of our turnkey facility could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our sales to decline. The solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. We believe that a variety of competing solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected to be produced utilizing our turnkey facilities. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous for the commercialization of solar power products.

We face risks associated with the marketing, development and sale of our turnkey facilities internationally, and if we are unable to effectively manage these risks, it could impair our ability to expand our business abroad.

To date, Kraft has developed four turnkey facilities in New Jersey, Hungary, China and Greece. We expect to seek to develop turnkey facilities on an international basis. It will require significant management attention and financial resources to successfully develop our international sales channels either internally or through TerrarSolar. In addition, the marketing, development and sale of our turnkey facilities internationally could expose us to a number of markets with which we have limited experience. If we are unable to effectively manage these risks, it could impair our ability to grow our business abroad. These risks include:

-	difficult and expensive compliance with the commercial and legal requirements of international markets, with which we have only limited experience;

-	inability to obtain, maintain or enforce intellectual property rights;

-	encountering trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could affect the competitive pricing of our turnkey facilities;

-	fluctuations in currency exchange rates relative to the United States dollar and the Hungarian florint;

-	difficulty in recruiting and retaining individuals skilled in international business operations; and

-	difficulty of enforcing revenue collection internationally.

We expect that a portion of our international sales will be denominated in United States dollars. As a result, increases in the value of the United States dollar relative to foreign currencies would cause our products to become less competitive in international markets and could result in limited, if any, sales and profitability.

Furthermore, in the development of our facilities in foreign markets, we may encounter legal restrictions, commercial restrictions and incur taxes and other expenses to establish our manufacturing facilities in certain countries. In addition, we may potentially forfeit, voluntarily or involuntarily, foreign assets due to economic or political instability in the countries where our local manufacturing facilities are located.

We may not be able to successfully develop and commercialize our turnkey PV manufacturing facilities which would result in continues losses and may require us to curtail or cease operations

While we have made progress in the development of our PV manufacturing facilities, we have generated limited revenues and we are unable to project when we will achieve profitability, if at all. As is the case with any new technology, we expect the development process to continue. We cannot assure that our engineering resources will be able to modify the product fast enough to meet market requirements. We can also not assure that our product will gain market acceptance and that we will be able to successfully commercialize the technologies. The failure to successfully develop and commercialize the technologies passed its current stage would result in continued losses and may require us to curtail or cease operations

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage and therefore we could incur losses as a result of an uninsured loss.

We do not maintain theft or casualty insurance and we have modest liability and property insurance coverage. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse affect on our results of operations.

The loss of strategic relationships used in the development and marketing of our products, including our relationship with various strategic partners including RESI and TerrarSolar could impede our ability to further develop our turnkey manufacturing facilities and result in a material adverse effect causing the business to suffer.

We have established a plan of operations under which we rely on a strategic relationship with strategic partners, which provides marketing, installation and software development services. We also have an alliance with RESI for the development of the next generation of the PV manufacturing equipment. We also market our products and engage in R&D activity internally outside of our relationships with RESI. However, a loss of any of these relationships, especially our relationship with RESI, for any reason could cause us to experience difficulties in completing the further development of our product and implementing our business strategy. There can be no assurance that we could establish other relationships of adequate expertise in a timely manner or at all.

We may need to raise additional capital which may not be available on acceptable terms or at all

The Company currently anticipates that its available cash resources will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next twelve months. The Company may have future acquisitions or capital expenditures that could potentially exceed available funds. Therefore, the Company may need to raise additional funds in order to support more rapid expansion, acquire complementary businesses or technologies or take advantage of unanticipated opportunities through public or private financing, strategic relationships or fulfill our research and development plans or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Company, or at all. If adequate funds are not available on acceptable terms, the Company may be unable to develop or enhance its products or take advantage of future opportunities either of which could have a material adverse effect on the Company's business, results of operations and financial condition and may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our operating results are likely to fluctuate significantly

As a result of our limited operating history and the rapidly changing nature of the markets in which Kraft competes, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

-	how and when we introduce new products and services and enhance our existing products and services;

-	our ability to attract and retain new customers and satisfy our customers' demands;

-	the timing and success of our brand-building and marketing campaigns;

-	our ability to establish and maintain strategic relationships;

-	our ability to attract, train and retain key personnel;

-	the emergence and success of new and existing competition;

-	varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure, domestically and internationally, including the hiring of new employees;

-	changes in the mix of products and services that we sell to our customers;

-	costs and effects related to the acquisition of businesses or technology and related integration; and

-	costs of litigation and intellectual property protection.

In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

Loss of Peter Lewis, our Chief Executive Officer, Robert Rubin, a director and a consultant, or Zoltan Kiss, a director and a consultant, could impair our ability to operate.

If we lose our key employees, Peter Lewis, Robert Rubin or Zoltan Kiss, or are unable to attract or retain qualified personnel, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel. We are highly dependent on our management, in particular, Peter Lewis, our Chief Executive Officer, Robert Rubin, a director and a consultant, and Zoltan Kiss, a director and a consultant of our company, who are all critical to the development of our financing arrangements, technologies and business. The employment agreement entered with Mr. Lewis and our company is for a term of three years through June 2010. The consulting agreements entered between our company and Rubin and Kiss expire in June 2009. The loss of the services of Lewis, Rubin or Kiss could have a material adverse effect on our operations. If we were to lose any one of these individuals, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies or financing arrangements. We do not have key man life insurance in place for any person working for us.

We have few proprietary rights, the lack of which may make it easier for our competitors to compete against us.

We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies. Any inability to adequately protect our proprietary technology could harm our ability to compete.

Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

There are a large number of shares underlying our convertible notes and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of November 5, 2007, we had 57,330,601 shares of common stock issued and outstanding, and outstanding warrants to purchase additional 12,625,000 shares of common stock. In the offering pursuant to this registration statement, the selling stockholders may sell up to 4,789,500 shares of common stock underlying convertible notes and 12,625,000 shares of common stock underlying the warrants.

Our historic stock price has been volatile and the future market price for our common stock may continue to be volatile. Further, the limited market for our shares will make our price more volatile. This may make it difficult for you to sell our common stock for a positive return on your investment.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol "SLTN". There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

The public market for our common stock has historically been very volatile. For the past two fiscal years and as of the date of this Registration Statement, the market price for our common stock has ranged from $0.42 to $3.52, as adjusted for the one for 1.6 reverse stock split effected on June 15, 2006. Any future market price for our shares may continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that often are unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

A sale of a substantial number of shares of our common stock may cause the price of its common stock to decline.

If our stockholders sell substantial amounts of the Company’s common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Acquisition will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

-	that a broker or dealer approve a person's account for transactions in penny stocks; and

-	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

-	In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

-	obtain financial information and investment experience objectives of the person; and

-
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

-	sets forth the basis on which the broker or dealer made the suitability determination; and

-	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future. Any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our stock and do not anticipate paying cash dividends on our stock in the foreseeable future. The payment of cash dividends on our stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Foreign Currency and Exchange Risks and Rate Revaluation.

We will be subject to significant foreign exchange risk. There are currently no meaningful ways to hedge currency risk in Hungary. Therefore, the Company’s ability to limit its exposure to currency fluctuations is significantly restricted. The Company’s ability to obtain dividends or other distributions is subject to, among other things, restrictions on dividends under applicable local laws and foreign currency exchange regulations of the jurisdictions in which its subsidiaries operate. The laws under which the Company’s operating subsidiaries are organized provide generally that dividends may be declared by the partners or shareholders out of yearly profits subject to the maintenance of registered capital and required reserves and after the recovery of accumulated losses.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise, if any, of the warrants owned by the selling stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. None of the selling stockholders have held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Name of Selling Stockholder	Total Shares Held Including Shares Issuable Upon Full Conversion and/or exercise(3)	Total Percentage of Outstanding Shares Assuming Full Conversion and/or exercise (3)	Shares of Common Stock Included in Prospectus (3)	Beneficial Ownership Before Offering (1)(2)	Percentage of Common Stock Before Offering (1)(2)	Beneficial Ownership After the Offering(4)	Percentage of Common Stock Owned After Offering(4)
GROUP A
Smithfield Fiduciary LLC (5)	2,050,000	3.58%	2,050,000	2,050,000	3.58%	--	--
Iroquois Master Fund, Ltd. (6)	1,700,000	2..97%	1,700,000	1,700,000	2.97%	--	--
Rockmore Investment Master Fund Ltd. (7)	1,750,000	3.05%	1,750,000	1,750,000	3.05%
Lilac Ventures Master Fund, Limited (8)	175,000	*	175,000	175,000	*	--	--
Cranshire Capital, L.P. (9)	1,025,000	1.79%	1,025,000	1,025,000	1.79%	--	--
Grace Brothers, Ltd. (10)	3,750,000	6.54%	3,750,000	2,860,797	4.99%	--	--
Otago Partners, LLC (11)	598,000	1.04%	598,000	598,000	1.04%	--	--
Paragon Capital, LP (12)	1,225,000	2.14%	1,225,000	1,225,000	2.14%	--	--
Nite Capital L.P. (13)	875,000	1.73%	875,000	2,609,999	1.73%	--	--
Alpha Capital Aktiengesellschaft (14)	950,000	1.65%	950,000	950,000	1.65%	--	--
Bristol Investment Fund, Ltd. (15)	730,000	1.27%	730,000	730,000	1.27%	--	--
Global Hunter Holdings, L.P. (16)	875,000	1.52%	875,000	875,000	1.52%	--	--
Hudson Bay Fund LP (17)	641,000	1.12%	641,000	641,000	1.12%	--	--
Ronald Hart (18)	125,000	*	125,000	125,000	*	--	--
Kuekenhof Equity Fund, L.P. (19)	250,000	*	250,000	250,000	*	--	--
Simon Halegoua (20)	125,000	*	125,000	125,000	*	--	--
Isaak Halegoua & Audrey Halegoua Joint Trust (21)	125,000	*	125,000	125,000	*	--	--

GROUP B
Marvin and Joseph Mermelstein (22)	500,000	*	500,000	500,000	*	--	--
Alan Rosenfeld (23)	70,000	*	70,000	70,000	*	--	--
Elizabeth Rosenfeld (24)	130,000	*	130,000	130,000	*	--	--
Leo Zisman (25)	1,800,000	3.13%	1,800,000	1,800,000	3.13%	--	--

GROUP C
Eva Margaretten(26)	120,000	*	120,000	120,000	*	--	--
Meir Rosenbaum(27)	150,000	*	150,000	150,000	*	--	--
Joel Schlesinger(28)	20,000	*	20,000	20,000	*	--	--
Hans Schenkman(29)	100,000	*	100,000	100,000	*	--	--
Mesamche Lev(30)	234,500	*	234,500	234,500	*	--	--
Miklos Gottlieb(31)	20,000	*	20,000	20,000	*	--	--
Congregation Kahaz Minchas Chinuch(32)	20,000	*	20,000	20,000	*	--	--

GROUP D
Murray Sternfeld(33)	175,000	*	175,000	175,000	*	--	--
Total			20,308,500

* Less than one percent.

(1) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 57,330,601 as of November 5, 2007.

(3) Certain selling stockholders that participated in the September 2005, March 2006 and June 2006 financings have contractually agreed to restrict their ability to convert their convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4) Assumes that all securities registered will be sold.

(5) Shares being registered represent (i) 50,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 500,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 500,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 500,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, and (v) 500,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants. Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over the shares of Common Stock held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge and Messrs. Dubin and Swieca disclaims beneficial ownership of the shares held by Smithfield.

(6) Shares being registered represent (i) 500,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 300,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 300,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 300,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, and (v) 300,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants. Iroquois Master Fund, Ltd. may be deemed a control person of the shares owned by such entity. Joshua Silverman has voting and investment control of the securities held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund Ltd.

(7) Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 250,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 250,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 250,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 250,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 500,000 shares of common stock.

Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of October 2007. Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.

(8) Shares being registered represent (i) 25,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 250,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 250,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 250,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, and (v) 250,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants. Bruce Bernstein has voting and investment control of the securities held by Lilac Ventures Master Fund, Limited. Mr. Berstein disclaims beneficial ownership of the shares held by Lilac Ventures Master Fund, Limited.

(9) Shares being registered represent (i) 500,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 250,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 250,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 250,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 250,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 250,000 shares of common stock. Mitchell P. Kodin, President of Downsview Capital, Inc., the general partner of Cranshire Capital, L.P. has sole voting and investment control of the securities held by Cranshire Capital, L.P. Both Mr. Kopin and Downsview Capital, Inc. disclaim beneficial ownership of the securities held by Cranshire Capital, L.P.

(10) Shares being registered represent (i) 1,250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 625,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 625,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 625,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 625,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 625,000 shares of common stock. Bradford T. Whitmore has voting and investment control of the securities held by Grace Brothers, Ltd. No one person (Grace Brothers, Ltd.) disclaims beneficial ownership of the shares held by Grace Brothers, Ltd.

(11) Shares being registered represent (i) 98,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 125,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 125,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 125,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 125,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 125,000 shares of common stock transferred by RAQ, LLC to Otago Partners LLC. Lindsay Rosenwald, MD has voting and investment control of the securities held by Otago Partners LLC.

(12) Shares being registered represent (i) 350,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 175,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 175,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 175,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 175,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 175,000 shares of common stock. Alan P. Donenfeld has sole voting and investment control of the securities held by Paragon Capital LP. Mr. Donenfeld disclaims beneficial ownership of the securities held by Paragon Capital LP.

(13) Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 125,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 125,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 125,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 125,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 125,000 shares of common stock. Keith Goodman who holds voting and investment control over such securities disclaims beneficial ownership of such securities.

(14) Shares being registered represent (i) 200,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 150,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 150,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 150,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 150,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 150,000 shares of common stock. Alpha Capital Aktiengesellschaft is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.

(15) Shares being registered represent (i) 200,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 125,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 125,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 125,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 125,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 30,000 shares of common stock. Bristol Capital Advisors, LLC ("BCA") is the investment advisor to Bristol Investment Fund, Ltd. ("Bristol"). Paul Kessler is manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of these securities.

(16) Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 125,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 125,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 125,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 125,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 125,000 shares of common stock. Gary C. Evans has voting and investment control of the securities held by Global Hunter Holdings, L.P. Mr. Gary C. Evans disclaims beneficial ownership of the shares held by Global Hunter Holdings, L.P.

(17) Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in June 2006, (ii) 125,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (iii) 125,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iv) 125,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (v) 125,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 125,000 shares of common stock. Yoav Roth and John Doscas have voting and investment control of the securities held by Hudson Bay Fund LP. Both Yoav Roth and John Doscas disclaim beneficial ownership of the shares held by Hudson Bay Fund LP. Hudson Bay Fund LP is an affiliate of a broker dealer. Hudson Bay Fund LP has confirmed that it purchased its shares in the ordinary course of business and had no agreement or understanding to distribute the securities.

(18) Shares being registered represent (i) 25,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (ii) 25,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iii) 25,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (iv) 25,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (v) 25,000 shares of common stock.

(19) Shares being registered represent (i) 50,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (ii) 50,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iii) 50,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (iv) 50,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (v) 50,000 shares of common stock. Michael James has voting and investment control of the securities held by   Kuekenhof Equity Fund, LP.  Mr. Michael James disclaims beneficial ownership of the shares held by Kuekenhof Equity Fund, LP.

(20) Shares being registered represent (i) 25,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (ii) 25,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iii) 25,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (iv) 25,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (vi) 40,000 shares of common stock.

(21) Shares being registered represent (i) 25,000 shares issuable upon the exercise of the Series A Common Stock Purchase Warrants, (ii) 25,000 shares issuable upon the exercise of the Series B Common Stock Purchase Warrants, (iii) 25,000 shares issuable upon the exercise of the Series C Common Stock Purchase Warrants, (iv) 25,000 shares issuable upon the exercise of the Series D Common Stock Purchase Warrants and (v) 40,000 shares of common stock.

(22) Shares being registered represent (i) 250,000 shares issuable upon the exercise of the convertible notes issued in March 2006, (ii) 125,000 shares issuable upon the exercise of Common Stock Purchase Warrants issued in March 2006 and (iii) 125,000 shares of common stock.

(23) Shares being registered represent (i) 35,000 shares issuable upon the exercise of the convertible notes issued in March 2006, (ii) 17,500 shares issuable upon the exercise of Common Stock Purchase Warrants issued in March 2006 and (iii) 17,500 shares of common stock.

(24) Shares being registered represent (i) 65,000 shares issuable upon the exercise of the convertible notes issued in March 2006, (ii) 32,500 shares issuable upon the exercise of Common Stock Purchase Warrants issued in March 2006 and (iii) 32,500 shares of common stock.

(25) Shares being registered represent (i) 900,000 shares issuable upon the exercise of the convertible notes issued in March 2006, (ii) 450,000 shares issuable upon the exercise of Common Stock Purchase Warrants issued in March 2006 and (iii) 450,000 shares of common stock.

(26) Represents 120,000 shares of common stock.

(27) Represents 150,000 shares of common stock.

(28) Represents 20,000 shares of common stock.

(29) Represents 100,000 shares of common stock.

(30) Represents 234,500 shares of common stock.

(31) Represents 20,000 shares of common stock.

(32) Represents 20,000 shares of common stock.

(33) Represents 175,000 shares of common stock issued as for services provided to our company.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

Group A

June 2006 Financing

On June 14, 2006, we entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 (the “June 2006 Financing”).

In connection with the June 2006 Financing, we issued the following securities to the June 2006 Investors:

•	$6,000,000 in senior secured convertible notes (the “June 2006 Notes”);
•	3,000,000 shares of common stock of the Company (the “June 2006 Shares”);
•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);
•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);
•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and
•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into our common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. We granted the June 2006 Investors a first priority security interest in all of our assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, we pledged the shares held in Kraft as collateral to the June 2006 Investors.

We granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. We were required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If we fail to have the registration statement filed or declared effective by the required dates, we will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock. As of November 6, 2007, the remaining principal balance on the June 2006 Notes was $3,789,000.

 September 2005 Financing

The Company entered into a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund, Limited (collectively, the “September 2005 Investors”) on September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 525,000 shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares.

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, the Company may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but unissued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price. In the event that we issue shares of common stock for a price less than $0.40 per share, then the Floor Price shall be adjusted to the lower price.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, our former CEO and a director of our company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

As of November 6, 2007 the September 2005 Notes have been fully converted.

Group B

On March 16, 2006, we entered into a financing arrangement with several accredited investors (the “March 2006 Investors”) for the sale of (i) $1,250,000 in convertible notes (the “March 2006 Notes”), (ii) 625,000 shares of common stock of our company (the “March 2006 Shares”) and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.20 price per share for a period of five years (the “March 2006 Warrants”).

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) upon closing on a financing in the aggregate amount of $12,000,000 and are convertible into our common stock, at the March 2006 Investors’ option, at a conversion price equal to $1.00 per share. We granted the March 2006 Investors registration rights with respect to the March 2006 Shares and the shares of common stock underlying the March 2006 Notes and the March 2006 Warrants.   Further, Robert Rubin, our former CEO and a director of our company, has personally guaranteed payment of the March 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion does not exceed 4.99% of our then issued and outstanding shares of common stock.

Group C

Commencing at the end of the fourth quarter of 2005 through the end of the first quarter of 2006, we sold an aggregate of 712,000 shares of common stock to several accredited investors for aggregate compensation of $356,000.

Group D

Murray Sternfeld, a consultant to our company, was issued 175,000 shares of common stock for corporate advisory services provided.

All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Solar Thin Films, Inc. or executive officers of Solar Thin Films, Inc., and transfer was restricted by Solar Thin Films, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the convertible notes and upon exercise of the warrants and shares of common stock presently outstanding to permit the resale of these shares of Common Stock by the holders of the convertible notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be approximately $85,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Market Information

The Company's common stock is traded on the OTC Bulletin Board ("OTC") under the symbol "SLTF.PK".

Listed below are the high and low sale prices for the shares of Company’s common stock during the years ended December 31, 2006 and 2005 and through the period ended September 30, 2007, as adjusted for the one for 1:6 reverse stock split effected on June 15, 2006. These quotations reflect inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

	High ($)	Low ($)
Quarter Ending:
2005
March 31, 2005	3.12	0.88
June 30, 2005	1.92	1.15
September 30, 2005	3.60	1.04
December 31, 2005	4.00	2.40

2006
March 31, 2006	3.20	1.36
June 30, 2006	3.52	1.36
September 30, 2006	3.12	1.92
December 31, 2006	2.27	1.52

2007
March 31, 2007	$2.24	$0.82
June 30, 2007	$0.93	$0.42
September 30, 2007	$1.09	$0.57

On November 5, 2007 the closing bid price on the OTC Bulletin Board for the Company’s common stock was $1.50.

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant's net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the company’s common stock and may affect the ability of shareholders to sell their shares.

Holders of Common Stock

On November 5, 2007, there were approximately 211 holders of record of the Company’s Common Stock then issued and outstanding.

Dividends

Except for dividend payment declared by Kraft in 2001 and 2002, the Company has never paid cash dividends and has no plans to do so in the foreseeable future. STF future dividend policy will be determined by its board of directors and will depend upon a number of factors, including our financial condition and performance, its cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

DESCRIPTION OF BUSINESS

Overview

On August 9, 2005, Solar Thin Films, Inc (“Company” or “STF”) entered into a Share Purchase Agreement (the “Agreement”) with Kraft Rt., a Hungarian corporation (“Kraft”) and the shareholders of Kraft. Pursuant to the Agreement, the Company agreed to acquire 100% of the outstanding interest in Kraft. On January 30, 2006, the Agreement expired pursuant to its own terms.

Commencing in March 2006 through June 2006, the Company entered into Securities Purchase Agreements with shareholders of Kraft that together owned 95.5% of the equity interest in Kraft to acquire their interests. On June 14, 2006, the Company closed on the acquisition of 95.5% of the outstanding securities of Kraft and, as a result, Kraft is now a wholly-owned subsidiary of the Company. As a result of the acquistion, there was a change in control of the Registrant. In consideration for the shares of Kraft, STF issued the sellers an aggregate of 95,500 shares of Series B-4 Preferred Stock of the Company (the “Preferred Shares”). The Preferred Shares automatically converted into 350 shares of common stock or an aggregate of 33,425,000 shares of common stock upon our increasing our authorized shares of common stock and, prior to such conversion, the Preferred Shares will have the same voting rights of the shares of common stock and vote together with the shares of common stock on all matters.

On June 15, 2006, shareholders of the Company representing a majority of the outstanding voting stock of the company authorized the Company to engage in the following:

- increase the authorized shares of common stock as set forth in its certificate of incorporation from 40,000,000 to 150,000,000; and

- reverse split the authorized shares of common stock on a basis of one for 1.6 shares of common stock.

The Company filed a definitive information statement with the Securities and Exchange Commission in January 2007 and delivered a definitive information statement to its record shareholders disclosing the aforementioned items. There reverse split and increase of authorized share became effective in February 2007.

Effective as of July 3, 2006, the Company changed its name from “American United Global, Inc.” to “Solar Thin Films, Inc.” As a result, our quotation symbol changed from “AUGB.PK” to “SLTF.PK”. In February 2007, the symbol changed to SLTN.OB. On August 3, 2007 the Company entered into a share purchase agreement with Fraser European, Ltd., whereby the Company acquired the remaining outstanding shares of its now wholly owned subsidiary, Kraft.

Organizational History

Solar Thin Films History

The Company was initially organized as a New York corporation on June 22, 1988 under the name Alrom Corp. ("Alrom"), and completed an initial public offering of securities in August 1990. Alrom effected a statutory merger in December 1991, pursuant to which Alrom was reincorporated in the State of Delaware under the name American United Global, Inc. Prior to the acquisition of Kraft, the Company intended to focus its business strategy on acquisitions of operating businesses in various sectors. On June 14, 2006, in connection with its business strategy, the Company closed on the acquisition of 95.5% of the outstanding securities of Kraft. On August 3, 2007, the Company closed on the acquisition of the remaining 4.5% of the outstanding securities of Kraft. As a result, the Company now conducts its operations via Kraft, its wholly-owned subsidiary.

Kraft History

Kraft was founded in 1993, shortly after the breakup of the communist economy in Hungary. Its founding members were associated with the Hungarian Central Research Institute for Physics. In 1996, Kraft was contracted to develop thin-film photovoltaic deposition equipment for production of amorphous silicon based thin-film modules, as well as complete turnkey facilities. Photovoltaics (PV) is the physical phenomenon, which allows certain semiconductor materials to directly convert sunlight into electricity.

In the subsequent years, Kraft has manufactured four such facilities in New Jersey, Hungary, China and Greece. In producing these facilities, Kraft developed all aspects needed for becoming a leading manufacturer of turnkey plants and equipment that produce photovoltaics modules that utilizing thin-film technology.

On behalf of its customers, Kraft is presently engaged in the design, development and construction of various turnkey manufacturing plants that produce photovoltaic thin-film modules. The Company expects the primary purchase of such photovoltaic thin-film modules to be used by corporations and governments in the development and construction of solar power plants. Kraft, in the future, may further integrate itself in this industry through the engagement in other areas including, but not limited to, operating the manufacturing plants, selling thin-film photovoltaic modules, installing the thin-film photovoltaic modules and managing solar power plants.

Business Overview

The Company conducts its business operations via the recently acquired majority-owned subsidiary, Kraft. Kraft is an equipment design and manufacturing company headquartered in Budapest, Hungary and historically has been engaged in the design, development and manufacturing of vacuum based production and quality control equipment used in several hi-tech industries. Over its ten year existence, Kraft has developed and manufactured a line of equipment serving the semiconductor industry, glass coating technologies and, more recently, the photovoltaic industry. The Company is currently focusing substantially all of its efforts on the design, development and construction of equipment used in the production of photovoltaic thin-film modules and expects most of its near term growth in revenues to derive from sales of such equipment.
Through the Company’s association with strategic partners, STF is also seeking to deliver “turnkey” systems to help secure its position as a leading supplier of thin-film photovoltaic equipment. Such turnkey systems consist of all the equipment required for the production of photovoltaic modules together with assembly and installation, as well as the software, know-how and training required to operate such a facility. Historically, the strategic partner has served as main contractor guaranteeing process performance to the buyer, and STF/Kraft has served as the primary or sole equipment supplier. STF also maintains a right to market and sell such turnkey PV production facilities on its own.

The main strategic partner of the Company, in the sale of turnkey thin-film photovoltaic module manufacturing facility is Renewable Energy Solutions, Inc. (“RESI”). Zoltan Kiss, a director and shareholder of the Company, is also the majority owner of RESI.

Products and product development

PV Modules on Glass Substrate

The Company has developed manufacturing equipment used in its turnkey manufacturing facilities that produce thin-film based modules on glass substrates. By 2006, Kraft constructed four turnkey manufacturing facilities, and is currently in the process of completing a fifth facility, to manufacture amorphous silicon based photovoltaic modules. The PV industry and other industries using thin-film PV technology are changing very rapidly, and it is imperative that we carry on R&D activities to develop the next generation deposition equipment. To accomplish this, the Company commenced R&D activity, either internally or through our relationship with RESI, to develop:

- manufacturing equipment to manufacture copper indium gallium diselenide (CIGS) based PV modules on a 2ft x 4ft glass substrate;

- manufacturing technology for thin-film based PV modules that will be able to use substrate size 4ft x 8ft; and

- automated glass handling and robotic processes to eliminate labor costs from PV module production.

Architectural Glass Applications

One large existing market for thin-films on a glass substrate has been used in the architectural glass industry to create low-e coated windows with reflective properties to enhance the insulation. Similar coated glass using different color films has been used as architectural glass on the sides of skyscrapers. The Company’s technology is capable of preparing such glass, and, in some cases, can add a photovoltaic component to it. There is ongoing R&D effort to extend the application of building integrated photovoltaics or so-called BIPV modules to window glass in high-rise buildings.

Market

Management believes the PV industry is currently growing from infancy to adolescence. The Company believes this growth is aided by the concerns of global warming, governmental incentives, political and institutional involvement and the economics of the PV industry. STF believes the strongest force in causing the move from fossil fuels to PV is the economics of PV. Since the cost of the PV module represents more that 70% of the cost of installed PV systems, to manufacture the lowest cost PV modules secures the greatest competitive edge and advantage in the market place.

The market presently consists substantially of modules produced using crystalline silicon. Most of the thin-films that have been produced, until now, use amorphous silicon on a glass substrate. The costs of the thin-film based modules are less than half of those for crystalline silicon. Based on the economic pressures by this major cost difference, Kraft believes that the ratio of crystalline to thin-film in the product mix will substantially shift in the next decade.

Most of this growth has taken place using crystalline modules. The Company’s management believes the emergence of thin-films as a lower cost alternative is now being absorbed by the market.

Competition

Crystalline silicon PV technologies currently represent substantially 90% of the PV market. Demand for crystalline silicon has grown very rapidly over the past decade, but the photovoltaic module prices have remained relatively unchanged. Nonetheless recent improvements in crystalline and polycrystalline technology including increases in efficiency and reduction in manufacturing costs may pose a competitive threat. In addition many competitors of the Company, through their own research and development, are now developing their own pilot and commercial lines for thin-film PV module manufacturing using amorphous silicon and other materials. These include both module manufacturers like EPV Solar, a customer, and First Solar, as well as well capitalized equipment vendors including Applied Materials and Oerlikon. Solar Thin Films is addressing this competition by both supplying individual pieces of equipment to established module manufacturers and investing in new generation thin-film manufacturing technology.

Strategy

The Company’s strategy is to market complete turnkey manufacturing equipment to manufacture thin-film based PV modules. Kraft intends to develop its strategy by developing the following areas:

Sale of Turnkey Facilities

The Company’s primary focus is selling equipment and related services into the PV manufacturing business. This market can be divided into 1) current PV manufacturing companies with their own technical capabilities and 2) new players wishing to enter the market. Current PV manufacturers typically develop their own thin-film manufacturing pilot lines and will then purchase various pieces of equipment from vendors such as STF. The Company believes that it can compete for this business on the basis of price, quality and delivery. New players entering the market who do not currently have the technical expertise to define their own manufacturing processes from stand alone components may decide to purchase “turnkey” systems instead.

Together with strategic partners including RESI, and on its own, STF offers a turnkey manufacturing facility including equipment, installation, training and certain guarantees regarding throughput, module efficiency and in some cases even module cost. Such facilities consist of equipment manufactured, delivered and installed by STF, as well as training, software and associated manufacturing processes typically supplied by STF’s partners, such as RESI (and previously Terrasolar), who may pay a marketing commission to STF for referrals.

STF also has a right to deliver turnkey facilities on its own, possibly using subcontractors for the delivery of training, software and commissioning services, and in the future may pursue opportunities to manage the operation of such facilities or to acquire a minority or majority interest in such facilities. Further, through its newly established subsidiary ST Power, the Company may participate in power projects using the modules produced with its equipment.
Sale of Individual Machines
STF sells a complete line of equipment used in the manufacture of thin-film photovoltaic modules to module manufacturers capable of integrating these products into their own production processes. Certain pieces of equipment, including the company’s sputtering machines, can possibly also be used in applications outside of the photovoltaic manufacturing business. In addition to pursuing the sale of equipment to the PV industry the Company may also pursue sales of its equipment for other applications.

Customers

Currently the Company has two key customers, which count for over 90% of the total revenue. Both companies are located in the US and request Kraft to manufacture and deliver thin-film photovoltaic manufacturing equipments to their clients in the various parts of the world (e.g. Portugal, China, Taiwan).

Governmental Regulation

The Company’s operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, the Company’s compliance with these regulations had no material effect on its operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. STF is unable to assess or predict at this time the effects that additional regulations or legislation could have on the activities.

Employees

As of June 30,2007, the Company employed approximtely 57 full-time employees, neither of whom is a member of a union or work council.

Sales and Project management

STF employs approximately four people in sales and project management, who are mainly responsible for finding and contacting potential customers, bid-management and operations service management activities. Their main task involves creating business offers and interaction with engineering and production departments within the Company. The sales force works closely with the equipment manufacturing group, which is responsible for the timely production and deliveries.

Engineering

Equipment is designed by the engineering department. Five engineers are employed for the mechanical design activites of the equipment. Seven electrical engineers are responsible for the design of the electrical parts of the manufactured equipments. Both engineering groups work closely with the manufacturing unit.

Production (Equipment manufacturing)

The biggest unit in the Company is the production (equipment manufacturing) department, consisting of 32 employees. These people are performing the actual assembly of the equipment, including the activities related the the mechanical, vacuum system and electrical parts of the product. The manufacturing activities are also supported by the input provided by engineers in close cooperation.

Property

The following table lists the office space that the Company leases from unaffiliated persons:

Lessee	Address of Property	Primary Use	Sq. feet	Rent Amount/ Month	Lease Terms

Kraft Zrt.	1112 Budapest, Kőérberki út 36. Hungary	General operation stockholder relations, general executive	20,063	USD 14,200	3 years from November,2005 non-cancelable

Kraft Zrt.	Körmend	Equipment manufacturing plant	10,760	USD 1300	unlimited with 6 months cancellation period

In November 2005, Kraft entered into a three year fixed term lease agreement for its corporate offices and facilities in Budapest, Hungary at a rate ranging from $4,543 to $14,200 per month as the lease has provisions for additional space for the period calendar year of 2006 and beyond. The lease agreement provides for moderate increases in rent after December 31, 2006 in accordance with the inflationary index published by the Central Statistical Office. Rental expenses charged to operations for the year ended December 31, 2006 and 2005 are $123,043 and $81,038, respectively. The increase in the rent expense for the year ended December 31, 2006 as compared to the year ended December 31, 2005 was the result of a increase in the amount of square footage rented by Kraft from approximately 500 square feets in late 2005 to over 20,000 square feets in late 2006.

The Company also has a mailing address within the United States located at 25 Highland Blvd., Dix Hills, New York 11746.

Legal Proceedings

New York Medical, Inc. and Redwood Investment Associates, L.P. vs. American United Global, Inc., et al. (Supreme Court, New York State, New York County). In this suit, filed on December 12, 2003, plaintiffs seek a declaration that a series of transactions by which we allegedly acquired Lifetime Healthcare Services, Inc. ("Lifetime") and Lifetime acquired an interest in NY Medical from Redwood (collectively "Transactions") were properly rescinded or, alternatively, that because the Transactions were induced by fraudulent conduct of our company and others, that the Transactions should be judicially rescinded. In addition to the requests for equitable relief, plaintiffs also seek monitory damages in excess of $5 million and exemplary damages in the amount of $15 million.

Currently, the suit has not proceeded past the filing and service of the complaint. We have obtained an open-ended extension of time in which to answer and/or move with regard to the complaint. We are attempting to resolve the matter amicably. However, in the event litigation proceeds, it will be aggressively defended.

The Company's Act in Hungary prescribes that in the case of obtaining majority interest (over 50%) by a company in other Public Limited Companies by shares ("PLC") any of the remaining shareholders in a PLC may offer their shares to the new majority owner for acquisition. In the case of the offering, the Company is obligated to purchase those shares on market value valid on the date when the majority owner acquired interest. Commencing in March 2006 through June 2006, the company entered into securities purchase agreement with shareholders of Kraft that that together owned 95.5% of Kraft. The remaining shareholders of Kraft representing 4.5% requested cash payment. As of June 30, 2007, the partners were in discussion about the fair market price of the 4.5% interest. On August 3, 2007, the company entered into a share purchase agreement thereby the company acquired the remaining 4.5% interest in Kraft. In connection with the share purchase agreement, the remaining shareholders of Kraft released all planned and enforced claims against the Company under the Company's Act in Hungary.

From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

We may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

Overview

The Company operates in Hungary through its majority owned subsidiary, Kraft Elektronikai Zrt (“Kraft”), a Hungarian corporation.

The Company through its subsidiary is presently engaged in the design, development and construction on behalf of its customers of  both photovoltaic manufacturing equipment and through its strategic partners turnkey manufacturing plants that produce photovoltaic thin film modules. The Company expects the primary use of such photovoltaic thin film modules is to be used by corporations and governments in the development and construction of solar power plants.

Critical Accounting Estimates and Policies

The Company's discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements that have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This preparation requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. US GAAP provides the framework from which to make these estimates, assumption and disclosures. The Company chooses accounting policies within US GAAP that management believes are appropriate to accurately and fairly report the Company's operating results and financial position in a consistent manner. Management regularly assesses these policies in light of current and forecasted economic conditions. Accounting policies that management believes to be critical to understanding the results of operations and the effect of the more significant judgments and estimates used in the preparation of the consolidated financial statements are the same as those described in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2006.

In addition to the critical accounting policies disclosed in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 2006, we believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Product Warranty Reserves - We provide our customers with limited rights under a warranty agreement for a period of 18 months with a requirement to start any defective repairs within 7 working dates of notice. Additionally, we provide 6 additional months of service whereby we will repair or replace at our actual cost. In conjunction with our obligation under our warranties, we have charged to our operating expenses an estimated warranty cost upon recognition of the related revenue. Our estimate is management’s of anticipated estimated costs of repair based on historical costs and any known specific product issues. Accrued provision for product warranty was $120,000 as of June 30, 2007. The assumptions we used and our future anticipated warranty costs are reevaluated periodically and are adjusted accordingly. Our determinations are based on estimates. Should product failure rate differ from our estimates, actual costs could vary significantly from our expectations.

Allowance For Doubtful Accounts

We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectibility of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience.

Research and development

Solar Thin Film’s accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and development cost are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Warrant Liability

In connection with the placement of certain debt instruments during the nine months ended September 30, 2006, we issued freestanding warrants. Although the terms of the warrants do not provide for net-cash settlement, in certain circumstances, physical or net-share settlement is deemed to not be within our control and, accordingly, we are required to account for these freestanding warrants as a derivative financial instrument liability, rather than as shareholders’ equity.

The warrant liability is initially measured and recorded at its fair value, and is then re-valued at each reporting date, with changes in the fair value reported as non-cash charges or credits to earnings. For warrant-based derivative financial instruments, the Black-Scholes option pricing model is used to value the warrant liability.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Use of Estimates

The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and the disclosure of contingent assets and liabilities, if any, at the date of the financial statements. The Company analyzes its estimates, including those related to future contingencies and litigation. The Company bases its estimates on assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operations

Three Months Period Ended June 30, 2007 compared to Three Months Period Ended June 30, 2006

Revenue

The following table summarizes our revenues for the three months ended June 30, 2007 and 2006:

Three months ended June 30,	2007	2006
Total Revenue	$1,642,096	$130,698

For the three months ended June 30, 2007, revenue were increased by $1,511,398 as compared to the similar period in 2006. This increase in revenue was due the partial completion of a large related party contract in 2007.

Cost of revenue

The following table summarizes our cost of revenue for the three months ended June 30, 2007 and 2006:

Three months ended June 30,	2007	2006
Total cost of revenue	$1,267,127	$113,961

Our cost of revenue for three months ended June 30, 2007 were $1,267,127 or 77.2% of our sales as compared to $113,961, or 87.2% of our sales for the three months ended June 30, 2006. Our cost of revenue predominantly consists of the cost of labor, raw materials and absorbed indirect manufacturing cost.

General, selling and administrative expenses

The following table summarizes our general, selling and administrative expenses for the three months ended June 30, 2007 and 2006:

Three months ended June 30,	2007	2006
Compensation and related costs	$950,235	$192,653

For the three months ended June 30, 2007 general, selling and administrative expenses were $950,235 as compared to $192,653 for the three months ended June 30, 2006. The increase in general, selling and administrative expenses of $757,582 are attributable to the additional staff/consultants (legal, audit), the cost of parent company registered in State of Delaware, which was not included in the three months ended 2006 figures due to reverse merger occurred in June 2006.

Research and development

The following table summarizes our research and development expenses for the three months ended June 30, 2007 and 2006:

Three months ended June 30,	2007	2006
Research and development expenses	$90,000	$0

Our research and development for three months ended June 30, 2007 were $90,000 compared to $0 for the three months ended June 30, 2006. In late 2005, the Company suspended its research and development activity, while it signed a new contract with RESI in middle of December 2006 for a new agreement representing a monthly charge of $30,000.

Depreciation

The following table summarizes our depreciation and amortization for the three months ended June 30, 2007 and 2006:

Three months ended June 30,	2007	2006
Depreciation	$25,006	$12,410

Depreciation has increased by $12,596 in the three months ended June 30, 2007 compared to the same period in 2006. The increase can be attributed to the acquisition of new equipments purchased in late 2006 and 2007.

Results of Operations

Six Months Period Ended June 30, 2007 compared to Six Months Period Ended June 30, 2006

Revenue

The following table summarizes our revenue for the six months ended June 30, 2007 and 2006:

Six months ended June 30,	2007	2006
Total Revenue	$3,545,059	$312,185

For the six months ended June 30, 2007, revenue were increased by $3,232,874 as compared to the similar period in 2006. This increase in revenue was due the partial completion of a large related party contract in 2007.

Cost of revenue

The following table summarizes our cost of revenue for the six months ended June 30, 2007 and 2006:

Six months ended June 30,	2007	2006
Total cost of revenue	$2,947,257	$228,015

Our cost of revenue for six months ended June 30, 2007 were $2,947,257 or 83.1% of our sales as compared to $228,015, or 73.0% of our sales for the six months ended June 30, 2006. Our cost of revenue predominantly consists of the cost of labor, raw materials, and absorbed indirect manufacturing cost.

General, selling and administrative expenses

The following table summarizes our general, selling and administrative expenses for the six months ended June 30, 2007 and 2006:

Six months ended June 30,	2007	2006
Compensation and related costs	$2,331,013	$522,904

For the six months ended June 30, 2007 general, selling and administrative expenses were $2,331,013 as compared to $522,904 for the six months ended June 30, 2006. The increase in general, selling and administrative expenses of $1,808,109 are attributable to the additional staff/consultants (legal, audit), the cost of parent company registered in State of Delaware, which was not included in the three months ended 2006 figures due to reverse merger occurred in June 2006, as well as $240,000 penalty on later registration of shares as compared with $-0- for the six months ended June 30, 2006.

Research and development

The following table summarizes our research and development expenses for the six months ended June 30, 2007 and 2006:

Six months ended June 30,	2007	2006
Research and development expenses	$180,000	$0

Our research and development for the six months ended June 30, 2007 were $180,000 compared to $0 for the six months ended June 30, 2006. In late 2005, the Company suspended its research and development activity, while it signed a new contract with RESI in middle of December 2006 for a new agreement representing a monthly charge of $30,000.

Depreciation

The following table summarizes our depreciation and amortization for the six months ended June 30, 2007 and 2006:

Six months ended June 30,	2007	2006
Depreciation	$48,090	$17,748

Depreciation has increased by $30,342 in the six months ended June 30, 2007 compared to the same period in 2006. The increase can be attributed to the acquisition of new equipments purchased in late 2006 and 2007.

Liquidity and Capital Resources

As of June 30, 2007, our cash, cash equivalents and marketable securities were $1,836,644, a decrease of $830,839 from the end of fiscal year 2006.

As of June 30, 2007, we had working capital shortage of $119,520. We generated a deficit in cash flow from operations of $616,293 for the six months ended June 30, 2007. This deficit is primarily attributable to our net net loss from operations of $3,408,769, partially reduced by depreciation and amortization of $1,335,207, fair value of warrants, options and common stock issued of $303,760 and to changes in the balances of current assets and liabilities. Accounts payable, advances and accrued expenses increased (net) by $211,787, and inventory, receivables, prepaid expenses and other current assets decreased (net) by $841,304.

Cash flows used in investing activities for the six months ended June 30, 2007 was primarily purchases of property and equipment of $78,349.

Cash flows used in financing activites for the six months ended June 30, 2007 were primarily payments towards related party notes payable and dividend payable reduction..

We met our cash requirements during the period through use of our cash and cash equivalents.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow requirements from operations and development. We have sufficient cash on hand as of June 30, 2007 to meet our working capital needs and requirements for the next twelve (12) months only in the case when the Company is able to collect receivables in 2007 from our major customers. We are seeking additional financing, which may take the form of debt, convertible debt or equity, in order to provide the additional working capital and funds for expansion. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

AUDITOR'S OPINION EXPRESSES DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A "GOING CONCERN"

The independent auditors report on our December 31, 2006 and 2005 financial statements included in the Company’s Current Report states that the Company's historical losses and the lack of revenues raise substantial doubts about the Company's ability to continue as a going concern, due to the losses incurred and its lack of significant operations. If we are unable to develop our business, we have to discontinue operations or cease to exist, which would be detrimental to the value of the Company's common stock. We can make no assurances that our business operations will develop and provide us with significant cash to continue operations.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

TRENDS, RISKS AND UNCERTAINTIES

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS

We have sought to identify what we believe are significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise.

INFLATION AND FOREIGN CURRENCY

The Company maintains its books in local currency: US Dollars for the parent holding Company in the United States of America and Hungarian Forint for Kraft in Hungary.

The Company’s operations are primary outside of the United States through its majority owned subsidiary. As a result, fluctuations in currency exchange rates may significantly affect the Company's sales, profitability and financial position when the foreign currencies, primarily the Hungarian Forint, of its international operations are translated into U.S. dollars for financial reporting. In additional, we are also subject to currency fluctuation risk with respect to certain foreign currency denominated receivables and payables. Although the Company cannot predict the extent to which currency fluctuations may or will affect the Company's business and financial position, there is a risk that such fluctuations will have an adverse impact on the Company's sales, profits and financial position. Because differing portions of our revenues and costs are denominated in foreign currency, movements could impact our margins by, for example, decreasing our foreign revenues when the dollar strengthens and not correspondingly decreasing our expenses. The Company does not currently hedge its currency exposure. In the future, we may engage in hedging transactions to mitigate foreign exchange risk.

The translation of the Company’s subsidiaries forint denominated balance sheets into U.S. dollars, as of June 30, 2007, has been affected by the weakening of the U.S. dollar against the Hungarian forint from 191.57 HUF/USD as of December 31, 2006, to 182.68 HUF/USD as of June 30, 2007, an approximate 5% depreciation in value. The average Hungarian forint/U.S. dollar exchange rates used for the translation of the subsidiaries forint denominated statements of operations into U.S. dollars, for the six months ended June 30, 2007 and 2006 were 188.38 and 212.78, respectively.

Effect of Recent Accounting Pronouncements

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.

For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has adopted EITF 00-19-2 effective January 1, 2007.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

Forward-Looking Statements

We may from time to time make written or oral statements that are "forward-looking," including statements contained in this Form 10QSB and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

Revenues

The following table summarizes our revenues for the year ended December 31, 2006 and 2005:

Year ended December 31,	2006	2005
Total Revenues	$2,426,954	$691,213

For the year ended December 31, 2006, revenues were increased by 251% or $1,735,741 as compared to the similar period in 2005. This increase in revenue was due to increased volume of export sales in 2006 as compared to a more domestic base in 2005.

Cost of good sold

The following table summarizes our cost of goods sold for the year ended December 31, 2006 and 2005:

Year ended December 31,	2006	2005
Total cost of goods sold	$1,766,806	$402,204

Our cost of goods sold for year ended December 31, 2006 were $1,766,806 or 72.8% of our sales as compared to $402,204, or 58.18% of our sales for the year ended December 31, 2005. Our cost of sales predominantly consists of the cost of labor, raw materials, and absorbed indirect manufacturing cost.

General, selling and administrative expenses

The following table summarizes our general, selling and administrative expenses for the year ended December 31, 2006 and 2005:

Year ended December 31,	2006	2005
Compensation and related costs	$5,531,590	$790,348

For the year ended December 31, 2006 selling, general and administrative expenses were $5,531,590 as compared to $790,348 of sales in 2005. The increase in selling, general and administrative expenses of $4,741,243 are attributable to the additional staff/consultants (legal, audit) supporting the recapitalization along with stock based compensation issued in 2006 of $2,831,353 and accrued penalty on late registration of shares of $480,000 as compared with $-0- in 2005.

Research and development

The following table summarizes our research and development expenses for the year ended December 31, 2006 and 2005:

Year ended December 31	2006	2005
Research and development expenses	$11,600	$97,475

Our research and development for year ended December 31, 2006 were $11,600 compared to $97,475 for the year ended December 31, 2005. In late 2005, the Company suspended its research and development activity, while it signed a new contract with RESI in middle of December 2006 for a new agreement representing a monthly charge of $30,000.

Depreciation

The following table summarizes our depreciation and amortization for the year ended December 31, 2006 and 2005:

Year ended December 31,	2006	2005
Depreciation	$55,328	$12,687

Depreciation has increased by $42,641 in the year ended December 31, 2006 compared to the same period in 2005. The increase can be attributed to the acquisition of new equipments purchased in 2006.

Liquidity and Capital Resources

As of December 31, 2006, our cash, cash equivalents and marketable securities were approximately $2,667,483, an increase of $2,634,402 from the end of fiscal year 2005.

As of December 31, 2006, we had working capital of $1,114,003. We generated a deficit in cash flow from operations of $3,280,318 for the year ended December 31, 2006. This deficit is primarily attributable to our net income from operations of $2,858,765, partially increased by depreciation and amortization of $1,697,086 as well as $2,831,353 fair value of options issued and $468,750 in stock based compensation for services offset by the gain in the fair value warrants issued of $9,356,400 and to changes in the balances of current assets and liabilities. Accounts payable, advances and accrued expenses increased by $1,157,707, and inventory, receivables, prepaid expenses and other current assets increased (net) by $2,917,029.

Cash flows provided by investing activities for the year ended December 31, 2006 was $4,699,068, primarily due to cash received through merger of $5,258,503 net with the purchase of property and equipment of $559,435.

We met our cash requirements during the period through net proceeds from the issuance of debt of $977,987.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow requirements from operations and development. We have sufficient cash on hand as of December 31, 2006 to meet our working capital needs and requirements for the next twelve (12) months only if the Company is able to collect receivables in 2007 on the projects under completion as of December 31, 2006 from our major customers. We are seeking additional financing, which may take the form of debt, convertible debt or equity, in order to provide the additional working capital and funds for expansion. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements as of December 31, 2006 or as of the date of this report.

Inflation and Foreign Currency

The Company maintains its books in local currency: US Dollars for the parent holding Company in the United States of America and Hungarian Forint for Kraft in Hungary.

The Company’s operations are primary outside of the United States through its majority owned subsidiary. As a result, fluctuations in currency exchange rates may significantly affect the Company's sales, profitability and financial position when the foreign currencies, primarily the Hungarian Forint, of its international operations are translated into U.S. dollars for financial reporting. In additional, we are also subject to currency fluctuation risk with respect to certain foreign currency denominated receivables and payables. Although the Company cannot predict the extent to which currency fluctuations may or will affect the Company's business and financial position, there is a risk that such fluctuations will have an adverse impact on the Company's sales, profits and financial position. Because differing portions of our revenues and costs are denominated in foreign currency, movements could impact our margins by, for example, decreasing our foreign revenues when the dollar strengthens and not correspondingly decreasing our expenses. The Company does not currently hedge its currency exposure. In the future, we may engage in hedging transactions to mitigate foreign exchange risk.

The translation of the Company’s subsidiaries forint denominated balance sheets into U.S. dollars, as of December 31, 2006, has been affected by the weakening of the U.S. dollar against the Hungarian forint from 212.99 as of December 31, 2005, to 191.57 as of December 31, 2006, an approximate 11% depreciation in value. The average Hungarian forint/U.S. dollar exchange rates used for the translation of the subsidiaries forint denominated statements of operations into U.S. dollars, for the years ended December 31, 2006 and 2005 were 198.80 and 210.52, respectively.

Effect of Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155. “ Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140,” or SFAS No. 155. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We did not have a material impact on our consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of SFAS No.156 did not have a material impact on the Company's financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48). “Accounting for uncertainty in Income Taxes”. FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “ Accounting for Contingencies”. FIN 48 is effective for fiscal years beginning after December 15, 2006. We have not yet evaluated the impact of adopting FIN 48 on our consolidated financial position, results of operations and cash flows.

In September 2006 the Financial Account Standards Board (the “FASB”) issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.

For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth certain information regarding the executive officers and directors of the Company as of October __, 2007

Name	Age	Position
Peter Lewis	48	Chief Executive Officer
Zoltan Kiss	72	Chairman of the Board
Robert M. Rubin	66	Chief Financial Officer and Director

Set forth below is a biographical description of each director and senior executive officer of the Company based on information supplied by each of them.

Peter Lewis. Prior to joining the Company, Mr. Lewis briefly provided consulting services to RESI, a business partner of the Company (from March 2007 until May 2007). From 2005 through 2006, Mr. Lewis served as an Executive Vice President of KmX Corporation, a Toronto based company he helped co-found that provides advanced membrane solutions for the chemical recycling and ethanol markets. Prior to joining KmX Corporation, from 2002 through 2004, Mr. Lewis served as the Chief Operating Officer of CA Technology (now Agilence), a New Jersey based company providing software and hardware solutions to the digital video and security marketplace. Mr. Lewis holds a B.A. in Economics from Columbia and an M.B.A. from Harvard Business School.

Zoltan Kiss. Mr. Kiss has served as the Chairman of the Board since June 2006. Mr. Kiss is also a member of the board of directors and a shareholder of TerraSolar and RESI. Mr. Kiss is a founder and President of several hi-tech companies. Since 2001, Mr. Kiss has been employed by RESI, Terrasolar and Kraft as a director and executive officer. He has Research and Development Experience at RCA Research Laboratories in Princeton, NJ for nine years. Mr. Kiss also serves as the Chairman of the Board of Directors of China Solar Energy, a public Hong Kong corporation. Mr. Kiss received his Bachelor of Applied Science and Engineering, his Master Degree in Spectroscopy and his PhD in Physics from the University of Toronto in 1956, 1957 and 1959, respectively. He also was a National Research Council Postdoctoral Fellow at Oxford University in 1960.

Robert M. Rubin. Mr. Rubin has served as a director since May 1991, and was our Chief Executive Officer from May 1991 to January 1, 1994. Between October 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of our company and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of our company and its subsidiaries. From January 19, 1996 until June 2006, Mr. Rubin served as Chairman of the Board, President and Chief Executive Officer. Mr. Rubin resigned as Chairman in June 2006 and as an executive officer in October 2006. Mr. Rubin continues to serve as a director and consultant of our company. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986, when Mr. resigned as an executive officer. Mr. Rubin continued as a director of SCI until the latter part of 1987 In 1993, SCI was sold to Olsten Corporation (NYSE).

On August 20, 2007, the Board of Directors of Solar Thin Films, Inc. (the “Company”), by unanimous written consent, elected Robert Rubin as its Chief Financial Officer.

Mr. Rubin has served as a director since May 1991, and was our Chief Executive Officer from May 1991 to January 1, 1994. Between October 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of our company and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of our company and its subsidiaries. From January 19, 1996 until June 2006, Mr. Rubin served as Chairman of the Board, President and Chief Executive Officer. Mr. Rubin resigned as Chairman in June 2006 and as an executive officer in October 2006. Mr. Rubin has continued to serve as a director and consultant of our company. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986, when Mr. resigned as an executive officer. Mr. Rubin continued as a director of SCI until the latter part of 1987. In 1993, SCI was sold to Olsten Corporation (NYSE).

ROLE OF THE BOARD

Pursuant to Delaware law, our business, property and affairs are managed under the direction of the Company’s board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of Solar Thin Films, Inc, but is not involved in day-to-day operations. Members of the board keep informed of the Company’s business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with its executive officers.

BOARD MEETINGS

  In 2006, the board did not meet and made eight written resolutions. In 2007 the board met twice.

BOARD COMMITTEES

We have not established an audit committee, compensation commitee or nominating committee.

Compensation of the Board of Directors

Directors who are also our employees do not receive additional compensation for serving on the Board or its committees. Non-employee directors are not paid any annual cash fee. In addition, directors are entitled to receive options under our Stock Option Plan. All directors are reimbursed for their reasonable expenses incurred in attending Board meetings. We intend to procure directors and officers liability insurance.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more then 10 percent of the Company’s Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal 2006. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 2006, there was no failure to comply with Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders.

CODE OF ETHICS

The Company adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company. A copy of our code of ethics may be found as Exhibit 14.3 to the Annual Report filed on Form 10-K with the Securities and Exchange Commission on July 16, 2004.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2006 and 2005.

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for years ended December 31, 2006 and 2005 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2006 whose total compensation exceeded $100,000.

Name & Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Csaba Toro*	2006		$73,560	—	$100,000	(2)	$2,705,400	(3)	—	—	—	$2,878,960
Chief Executive Officer (1)	2005		N/A	N/A	N/A		N/A		N/A	N/A	N/A	N/A

Zoltan Kiss	2006		$100,800	—	—		—		—	—		$100,800
Director (4)	2005	(6)	$2,000	—	—		—		—	—	—	$2,000

Robert Rubin	2006		$255,972	—	—		—		—	—	—	$255,972
Director (5)	2005		$275,000	—	—		—		—	—	—	$275,000
* Mr. Toro no longer serves as an executive officer of our company.

(1) Mr. Toro was appointed as Chief Executive Officer of our company on October 31, 2006. Mr. Toro resigned as an executive officer and director of the Company on June 20, 2007. All obligations under Mr. Toro’s employment agreement, including the stock options granted were terminated.

(2) In accordance with Mr. Toro’s employment agreement, Mr. Toro is entitled to receive 45,956 shares of common stock per year. The shares are valued at the stated value in the employment agreement of $2.18 per share, which was the market price as of the date of grant.

(3) Mr. Toro was granted a ten year option to purchase 1,875,000 shares of common stock at an exercise price of $2.18 per share, which may be exercised on a cashless basis. Although the option has vested immediately, Mr. Toro is only permitted to sell 52,084 shares per month on a cumulative basis. The option was valued using the black scholes option pricing model assuming a ten year life, no expected dividend payments a volatility of 49.5% and a risk free rate of 4.6%.

(4) In June 2006, Mr. Kiss was appointed as a director and consultant.

(5) Mr. Rubin serves as a director and consultant.

(6) Represents compensation paid to Mr. Kiss by Kraft.

OUTSTANDING EQUITY AWARDS

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Csaba Toro (1)	1,875,000	(2)	—	—	$2.18	10/31/16	147,058	(3)	$145,587	(3)	—	—

(1)
Mr. Toro was appointed as Chief Executive Officer of our company on October 31, 2006. Mr. Toro resigned as an executive officer and director of the Company on June 20, 2007. All obligations under Mr. Toro’s employment agreement, including the stock options granted were terminated.

(2)
Mr. Toro was granted a ten year option to purchase 1,875,000 shares of common stock at an exercise price of $2.18 per share, which may be exercised on a cashless basis. Although the option has vested immediately, Mr. Toro is only permitted to sell 52,084 shares per month on a cumulative basis.

(3)
In accordance with Mr. Toro’s employment agreement, Mr. Toro is entitled to receive 73,529 shares of common stock per year. The 147,058 shares represents the shares of common stock that have not vested to date. The value of such shares is based on the closing price for our common stock of $1.58 as of December 29, 2006 (the last trading day of 2006).

Except as set forth above, no other named executive officer has received an equity award
.
DIRECTOR COMPENSATION

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year end December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert Rubin	(1)	—	—		—	—	—	—
Zoltan Kiss	(1)	—	—		—	—	—	—
Michael Metter	—	—	$14,828	(2)	—	—	—	$14,828

(1)	All compensation earned by Messrs. Rubin and Kiss is fully reflected in the Summary Compensation Table above.

(2)
On September 13, 2006, Michael Metter, was granted an option to purchase 15,625 shares of common stock at $2.07 per share.  The term is 3 years.  The option was valued using the black scholes option pricing model assuming a three year life, no expected dividend payments, a volatility of 63.2% and a risk free rate of 4.8%.

We do not pay directors compensation for their service as directors. We are in the process of developing a compensation policy for our directors.

Employment and Other Agreements

On June 20, 2007, Peter Lewis and Solar Thin Films, Inc. (the “Company”) entered into an Employment Agreement (the “Lewis Agreement”) pursuant to which Mr. Lewis has agreed to serve as the Chief Executive Officer of the Company. The Lewis Agreement contains the following terms:

•	base salary of $225,000 per year;

•	the issuance of 187,617 shares of common stock per year;

•	a bonus paid pursuant to the Executive Officer Incentive Plan as determined by the Board of Directors;

•	a ten year option to purchase 3,000,000 shares of common stock at an exercise price of $0.533 per share on a cashless basis vesting on a pro-rata basis over a period of two years;

•	participation in all employee benefit plans and programs; and

•	reimbursement of reasonable expenses.

The term of the employment agreement is 36 months that may be renewed for one year periods unless either party notifies the other within 60 days prior to the end of the employment term of its intent to terminate the agreement.

In connection with the acquisition of Kraft, we entered into consulting agreements with Robert Rubin and Zoltan Kiss pursuant to which each consultant will receive an annual salary of $160,000 per annum, reimbursement for up to $5,000 in expenses associated with company activities and major medical benefits in consideration for services performed on behalf of the company. Each of these agreements is for a term of three years.

On December 19, 2006, we entered into the R&D Contract with RESI relating to the development and commercialization of certain technology and/or equipment related to the photovoltaic industry. Zoltan Kiss, our director, consultant and significant shareholder is also a shareholder, director and chief technical officer of RESI. Pursuant to the R&D Contract, RESI has provided us with certain exclusive right to commercialize developments related to manufacturing equipment for the production of copper indium gallium selenide based thin film PV equipment and amorphous silicon equipment. In addition, we have a right of first refusal to develop any additional equipment not covered by the R&D Contract. The term of the R&D Contract is for three years and we are required to pay RESI $30,000 per month.

On October 31, 2006, our Board of Directors appointed Csaba Toro as the Chief Executive Officer of our company. In addition, our Board of Directors also approved Mr. Toro’s employment agreement, which contains the following terms:

base salary of $200,000 per year;

the issuance of 45,956 shares of common stock per year;

a bonus paid pursuant to the Executive Officer Incentive Plan as determined by the Board of Directors;

a ten year option to purchase 1,875,000 shares of common stock at an exercise price of $2.18 per share on a cashless basis. Although the option has vested immediately, Mr. Toro is only permitted to sell 52,084 shares per month on a cumulative basis;

participation in all employee benefit plans and programs; and

reimbursement of reasonable expenses.

The term of the employment agreement is 36 months that may be renewed for one year periods unless either party notifies the other within 60 days prior to the end of the employment term of its intent to terminate the agreement. Mr. Toro may terminate this agreement for any reason whatsoever through December 15, 2006 (the “Limited Termination Date”). In the event that Mr. Toro terminates the agreement prior to the Limited Termination Date, then Mr. Toro will not be entitled to any further compensation and all securities issued to Mr. Toro shall be terminated and/or cancelled.

STOCK OPTION PLAN

2001 Stock Option plan

General

The 2001 Stock Option Plan (“Plan”, “Incentive Plan”) was adopted by the Board of Directors. The Board of Directors has initially reserved 4,687,500 shares of Common Stock for issuance under the 2001 Stock Option Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

The 2001 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2001 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Purpose

The primary purpose of the 2001 Incentive Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees.

Administration

The 2001 Incentive Plan is administered by a committee (the "Committee") consisting of not less than two members of the Board of Directors of the Company (the "Board of Directors"), who are selected by the Board of Directors. If, at any time, there are less than two members of the Committee, the Board of Directors shall appoint one or more other members of the Board of Directors to serve on the Committee. All Committee members shall serve, and may be removed by the Board of Directors.

A majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members present at any meeting at which a quorum is present, or acts approved in writing by all such members shall be the acts of the Committee.

Subject to the other provisions of the Plan, the Committee shall have full authority to decide the date or dates on which options (the "Options") to acquire shares of Common Stock will be granted under the Plan to determine whether the Options to be granted shall be Incentive Options or Non qualified Options, or a combination of both, to select the persons to whom the Options will be granted and to determine the number of shares of Common Stock to be covered by each Option, the price at which such shares may be purchased upon the exercise of such option (the "Option Exercise Price"), and other terms and conditions of the Options. In making those determinations, the Committee shall solicit the recommendations of the President and Chairman of the Board of the Company and may take into account the proposed optionee's present and potential contributions to the Company's business and any other factors which the Committee may deem relevant. Subject to the other provisions of the Plan, the Committee shall also have full authority to interpret the Plan and any stock option agreements evidencing Options granted hereunder, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee pursuant to this Section 3 shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to this Plan or any Option granted hereunder

Members of the Board of Directors who are eligible employees are permitted to participate in the 2001 Incentive Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2001 Incentive Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2001 Incentive Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

Eligibility

Under the 2001 Incentive Plan, options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2001 Incentive Plan.

Terms of Options

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Committee consistent with the provisions of the Plan, including the following:

(a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2001 Incentive Plan), or in the case of the grant of an ISO to a Principal Stockholder. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted.

(b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(c) EXPIRATION. The expiration of each Option shall be fixed by the Comittee, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Comittee at the time such Option is granted, an Option shall be exercisable for ten(10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2001 Incentive Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2001 Incentive Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) TERMINATION, MODIFICATION AND AMENDMENT. The 2001 Incentive Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into an Agreement of Settlement with The Rubin Family Trust (the “Trust”) pursuant to which STF agreed to (i) transfer 716,667 shares of common stock of Spongetech Delivery Systems, Inc., 125,000 shares of common stock of Scanteck Medical, Inc., and 104,000 shares of common stock of Infomedix, Inc. (“Infomedix”) and an option to purchase 50,000 shares of Informedix at $0.50 per share and (ii) issue an aggregate of 2,317,000 shares of common stock of the Company to the Trust of which 439,000 shares were shares that were to be issued in lieu of interest on loans aggregating $439,000 provided by the Trust to the Company (the “Loans”). In consideration of the aforementioned securities, the Trust has agreed to forgive all amounts due under the Loans and pledge 1,000,000 shares of common stock of our company in the event that certain liabilities are claimed by certain debt holders of our company. The Trust is a shareholder of our company. Margery Rubin, the wife of Robert Rubin, the CEO and director of our company, is a trustee of the Trust.

The Company entered into an Agreement of Settlement with Robert Rubin pursuant to which Mr. Rubin received 1,552,928 shares of common stock as consideration for providing a guaranty in connection with various financing arrangements. Mr. Rubin assigned all such shares to the Rubin Family Trust.

The Company signed a cooperative Research and Development as well as a Marketing and Manufacturing Facility Turn On Function Contract with RESI in December 20, 2006 and January 30 2007, respectively. Zoltan Kiss, the Company’s Chairman of the Board, is Chairman and majority shareholder of RESI.

In connection with the acquisition of Kraft, the Company entered into consulting agreements with Robert Rubin and Zoltan Kiss pursuant to which each consultant will receive an annual salary of $160,000 per annum and major medical benefits in consideration for services performed on behalf of the company. Each of these agreements is for a term of three years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 5, 2007 with respect to the beneficial ownership of the Company's outstanding common stock following the acquisition of Kraft by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 57,330,601 shares of common stock outstanding as of November 5, 2007.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)		Percentage of Common Stock (1)
Peter Lewis (2)	750,000	(5)	3.7%
Zoltan Kiss (2)	12,251,575	(3)	19.8%
Robert Rubin (2)	-0-		*
Michael Metter (2)	75,000		*

Rubin Family Irrevocable Trust	6,117,113	(4)	12.3%
Laszlo Farkas	2,975,000		6.0%
Joseph Gregory Kiss	4,550,000		9.2%
Maria Gabriella Kiss	5,250,000		10.6%

All officers and directors as a group (4 people)	14,247,531		28.7%

* less than 1%,

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

(3) Represents 11,201,575 shares of common stock held by Mr. Kiss and 1,050,000 shares of common stock held by Mr. Kiss’ wife.

(4) The Rubin Family Irrevocable Stock Trust (the "Trust") was created by Robert M. Rubin, a director, for the benefit of his wife Margery Rubin and their children. Mr. Rubin disclaims beneficial interest in all securities of our company held by the Trust.

(5) Represents shares issuable upon exercise of a common stock option.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of December 31, 2005.

Plan category	Number of securities	Weighted average	Number of securities
	to be issued upon	exercise price of	remaining available for
	exercise of	outstanding options,	future issuance under
	outstanding options,	warrants and rights	equity compensation plans
	warrants and rights		(excluding securities
reflected in column

Equity compensation plans approved
by security holders

2001 Stock Plan	None	----	806,000

Equity compensation plans not
approved by security holders	None	----	None

Total	None	----	806,000

Equity Compensation Plans

Plan Category	Number of shares to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of shares remaining available for future issuance under equity compensation plans

Approved by security holders	—	—	—
Not approved by security holders	2,046,875	2.16	2,640,625

Total	2,046,875	2.16	2,640,625

The equity compensation plans are discussed in Note 11 of the 2006 Consolidated Financial Statements.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue up to 150,000,000 shares of Common Stock, par value $.01. As of November 5, 2007, there were 57,330,601 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent of our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Delaware General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Delaware law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Solar Thin Films, Inc., by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP has received 625,000 shares of common stock, for its representation of the our company in connection with the June 2006 Financing and the related registration statement.

EXPERTS

The balance sheet of Kraft Rt. for the fiscal year ended December 31, 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2006 and 2005, respectively appearing in this prospectus and registration statement have been audited by Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN ACCOUNTANTS

On June 14, 2006, as a result of the acquisition of Kraft, the Company effectively terminated the services of Seligson and Giannattasio, LLP (“SG”), as our independent auditor. SG performed the audit for the two year period ended December 31, 2005, which reports for the two years ended December 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles but did carry a modification as to going concern. During the Company’s two most recent fiscal years and during any subsequent interim period prior to the June 14, 2006 termination as the Company's independent auditors, there were no disagreements with SG, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

We provided SG with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

On July 12, 2006, our board of directors approved the engagement of the firm of Russell Bedford Stefanou Mirchandani, LLP as our independent auditors. During the Company’s two most recent fiscal years or any subsequent interim period prior to engaging Russell Bedford Stefanou Mirchandani, LLP , the Company had not consulted Russell Bedford Stefanou Mirchandani, LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

WHERE YOU CAN FIND MORE INFORMATION

Solar Thin Films, Inc., is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

SOLAR THIN FILMS, INC.

INDEX TO FINANCIAL STATEMENTS

Kraft Rt. - Three Months Ended June 30, 2007 and 2006 (Unaudited)

Condensed Consolidated Balance Sheet as of June 30, 2007	F-1
Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) for the Three and Six Months Ended June 30, 2007 and 2006	F-2
Condensed Consolidated Statement of Stockholders’ Deficit For the Six Months Ended June 30, 2007	F-3 - F-4
Condensed Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2007 and 2006	F-5
Notes to Condensed Consolidated Financial Statements	F-6 - F-31

Page No.
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheet at December 31, 2006	F-2
Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2006 and 2005	F-3
Consolidated Statements of Deficiency in Stockholders' Equity for the two years ended December 31, 2006	F-4 to F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-6
Notes to Consolidated Financial Statements	F-7 to F-21

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2007
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,836,644
Accounts receivable, net of allowance for doubtful accounts of $-0-	229,249
Accounts receivable, related party	1,510,499
Inventory	638,849
Prepaid expenses	222,645
Advances and other current assets	23,559
Total current assets	4,461,445

Property, plant and equipment, net of accumulated depreciation of $184,947	659,576

Other assets:
Deferred financing costs, net of accumulated amortization of $211,377	396,123
Other assets	9,904
Total other assets	406,027

Total assets	$5,527,048

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,771,804
Advances received from customers	279,161
Deferred revenue	30,000
Note payable-other	1,500,000
Total current liabilities	4,580,965

Convertible notes payable, net of unamortized discount	2,658,165
Dividends payable	147,896
Total long term debt	2,806,061

Commitments and contingencies

Deficiency in Stockholder's Equity
Preferred stock, par value $0.01 per share; 1,200,000 shares authorized; -0- issued and outstanding	-
Series B-1 Preferred stock, par value $0.01 per share, 1,000,000 shares authorized, 228,652 issued and outstanding	2,286
Series B-3 Preferred stock, par value $0.01 per share, 232,500 shares authorized, 47,518 issued and outstanding	475
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 51,408,601 issued and outstanding	514,086
Additional paid in capital	14,928,098
Treasury stock, at cost	(80,000)
Accumulated deficit	(17,555,278)
Minority interest	-
Accumulated other comprehensive income	330,355
Total deficiency in stockholders' equity	(1,839,978)

Total Liabilities and Deficiency in Stockholders' Equity	$5,527,048

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME (LOSSES)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
		RESTATED		RESTATED
REVENUE:	$1,642,096	$130,698	$3,545,059	$312,185
Cost of revenue	1,267,127	113,961	2,947,257	228,015
Gross profit	374,969	16,737	597,802	84,170

OPERATING EXPENSES:
General, selling and administrative expenses	950,235	192,653	2,331,013	522,904
Research and development	90,000	-	180,000	-
Depreciation	25,006	12,410	48,090	17,748
Total operating expenses	1,065,241	205,063	2,559,103	540,652

LOSS FROM OPERATIONS	(690,272)	(188,326)	(1,961,301)	(456,482)

Other income/(expense)
Foreign exchange (expense) gain:	35,434	(1,264)	30,502	1,568
Unrealized gain (loss) relating to adjustment of warrant liability to fair value	-	1,510,800	-	1,510,800
Interest expense, net	(647,400)	(166,950)	(1,330,205)	(183,549)
Debt acquisition costs	(50,486)	(8,877)	(100,418)	(8,877)
Other income/(expense)	(61,646)	-	(47,347)	13,727

Net income (loss) before provision for income taxes	(1,414,370)	1,145,383	(3,408,769)	877,187

Income taxes	-	-	-	-

NET INCOME (LOSS)	$(1,414,370)	$1,145,383	$(3,408,769)	$877,187

Other comprehensive income (loss)	34,372	(36,566)	60,693	(44,841)

COMPREHENSIVE INCOME (LOSS)	$(1,379,998)	$1,108,817	$(3,348,076)	$832,346

Net income (loss) per common share, basic	($0.03)	$0.07	($0.11)	$0.05

Net income (loss) per common share, diluted	($0.03)	$0.02	($0.11)	$0.02

Weighted average number of shares outstanding, basic	41,921,376	16,035,221	30,498,449	16,035,221

Weighted average number of shares outstanding, diluted	41,921,376	53,985,041	30,498,449	53,985,041

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY OF STOCKHOLDERS' EQUITY
Six months ended June 30, 2007

	Preferred Series B-1		Preferred Series B-3		Preferred Series B-4		Common shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2005, as adjusted for Securities Purchase Agreement and reverse stock split	-	-	-	-	-	-	16,035,222	$240,400
Shares issued to Kraft shareholders in exchange for 95.5% of issued and outstanding Kraft shares in connection with Securities Purchase Agreement on June 14, 2006	-	-	-	-	95,500	955	-	-
Reclassification of Kraft equity with Share Exchange Agreement Transfer	-	-	-	-	-	-	-	(240,400)
Effect of merger with Solar Thin Films, Inc. (formerly American Global United) and assumption of liabilities on June 14, 2006	228,652	2,286	47,518	475	-	-	-	160,352
Minority interest	-	-	-	-	-	-	-	-
Common stock issued in September 2006 for services rendered at $2.00 per share	-	-	-	-	-	-	234,375	2,344
Fair value of 1,890,625 options issued an officer and director	-	-	-	-	-	-	-	-
Fair value of 156,250 options issued to a consultant for services rendered	-	-	-	-	-	-	-	-
Foreign currency translation gain	-	-	-	-	-	-	-	-
Net Income at December 31, 2006	-	-	-	-	-	-	-	-
Balance at December 31, 2006	228,652	2,286	47,518	475	95,500	955	16,269,597	162,696
Fractional shares issued upon 1.6 to 1 reverse split on February 9, 2007	-	-	-	-	-	-	1,504	15
Settlement of minority interest	-	-	-	-	-	-	-	-
Effect of adoption of EITF 00-19-2 change in accounting principle (Note 1)	-	-	-	-	-	-	-	-
Issuance of 33,425,000 shares of common stock for conversion of 95,500 Preferred B-4 shares	-	-	-	-	(95,500)	(955)	33,425,000	334,250
Issuance of 1,312,500 shares of common stock in exchange for convertible notes payable	-	-	-	-	-	-	1,312,500	13,125
Common stock issued in June 2007 for services rendered at $0.48 per share	-	-	-	-	-	-	400,000	4,000
Fair value of warrants issued in conjunction with settlement of convertible debt	-	-	-	-	-	-	-	-
Fair value of vested portion of 3,000,000 options issued to an officer	-	-	-	-	-	-	-	-
Foreign currency translation gain	-	-	-	-	-	-	-	-
Net loss at June 30, 2007	-	-	-	-	-	-	-	-
	228,652	$2,286	47,518	$475	-	$-	51,408,601	$514,086

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY OF STOCKHOLDERS' EQUITY
Six months ended June 30, 2007

	Additional			Other		Total
	Paid in	Treasury	Minority	Comprehensive	Accumulated	Stockholders'
	Capital	Stock	Interest	Income	Deficit	Deficiency
Balance at December 31, 2005, as adjusted for Securities Purchase Agreement and reverse stock split	253,781	-	-	31,997	(966,983)	(440,805)
Shares issued to Kraft shareholders in exchange for 95.5% of issued and outstanding Kraft shares in connection with Securities Purchase Agreement on June 14, 2006	(955)	-	-	-	-	-
Reclassification of Kraft equity with Share Exchange Agreement Transfer	240,400	-	-	-	-	-
Effect of merger with Solar Thin Films, Inc. (formerly American Global United) and assumption of liabilities on June 14, 2006	(163,113)	(80,000)	-	-	(6,681,891)	(6,761,891)
Minority interest	-	-	(43,916)	-	-	(43,916)
Common stock issued in September 2006 for services rendered at $2.00 per share	466,406	-	-	-	-	468,750
Fair value of 1,890,625 options issued an officer and director	2,720,228	-	-	-	-	2,720,228
Fair value of 156,250 options issued to a consultant for services rendered	111,125	-	-	-	-	111,125
Foreign currency translation gain	-	-	-	237,665	-	237,665
Net Income at December 31, 2006	-	-	-	-	2,858,765	2,858,765
Balance at December 31, 2006	3,627,872	(80,000)	(43,916)	269,662	(4,790,109)	(850,079)
Fractional shares issued upon 1.6 to 1 reverse split on February 9, 2007	(15)	-	-	-	-	-
Settlement of minority interest	-	-	43,916	-	-	43,916
Effect of adoption of EITF 00-19-2 change in accounting principle (Note 1)	10,821,900	-	-	-	(9,356,400)	1,465,500
Issuance of 33,425,000 shares of common stock for conversion of 95,500 Preferred B-4 shares	(333,295)	-	-	-	-	-
Issuance of 1,312,500 shares of common stock in exchange for convertible notes payable	511,875	-	-	-	-	525,000
Common stock issued in June 2007 for services rendered at $0.48 per share	188,000	-	-	-	-	192,000
Fair value of warrants issued in conjunction with settlement of convertible debt	61,767	-	-	-	-	61,767
Fair value of vested portion of 3,000,000 options issued to an officer	49,994	-	-	-	-	49,994
Foreign currency translation gain	-	-	-	60,693	-	60,693
Net loss at June 30, 2007	-	-	-	-	(3,408,769)	(3,408,769)
	$14,928,098	$(80,000)	$-	$330,355	$(17,555,278)	$(1,859,978)

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	The six months ended June 30
	2007	2006
		RESTATED
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(3,408,769)	$877,187
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	48,090	17,748
Amortization of deferred financing costs	100,418	8,877
Amortization of debt discounts	1,287,117	122,464
Unrealized gain on change in fair value of warrant liabilities	-	(1,510,800)
Fair value of warrants issued in conjunction with settlement of debenture	61,767	-
Fair value of vested options issued to officer	49,993	-
Loss on disposal of fixed assets	-	23,366
Common stock issued in exchange for services rendered	192,000	-
(Increase) decrease in:
Accounts receivable	105,768	1,380
Accounts receivable, related party	(630,369)	-
Inventory	872,390	(343,900)
Prepaid expenses	433,072	(176,346)
Advances and other current assets	16,407	3,443
Other assets	44,036	(7,803)
Increase (decrease) in:
Accounts payable and accrued liabilities	212,138	267,363
Advances received from customers	(30,351)	474,167
Other current liabilities	30,000	(2,545)
Net cash used in operations	(616,293)	(245,399)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash acquired in connection with merger with American United Global	-	5,258,503
Acquisition of property, plant and equipment	(78,349)	(347,078)
Net cash provided by (used in) investing activities:	(78,349)	4,911,425

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash provided by notes payable, other-net	-	979,948
Payment of accrued dividend payable	(39,418)	-
Proceeds from notes payable	-	-
Cash used in notes payable, related party	(157,472)	(433)
Net cash provided by (used in) financing activities:	(196,890)	979,515

Effect of currency rate change on cash	60,693	(44,841)

Net increase in cash and cash equivalents	(830,839)	5,600,700
Cash and cash equivalents at beginning of period	2,667,483	33,081
Cash and cash equivalents at end of period	$1,836,644	$5,633,781

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$2,502	-
Cash paid during the period for taxes	-	-

See accompanying notes to the unaudited condensed consolidated financial statements

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements of Solar Thin Films, formerly known as American United Global Inc., (“The Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Nonetheless, the results from operations for the three and six months period ended June 30, 2007, are not necessarily indicative of the results that may be expected for the year ended December 31, 2007. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2006 financial statements and footnotes thereto included in the Company's SEC Form 10KSB as filed with the SEC on April 17, 2007.

Business and Basis of Presentation

The Company is incorporated under the laws of the State of Delaware, and is in the business of designing, manufacturing and marketing Solar Panel equipment on a world wide basis.

The consolidated financial statements include the accounts of the Company and its wholly and majority-owned subsidiaries, Superior Ventures Corp. and Kraft Elektronikai Zrt. (“Kraft”). All significant intercompany balances and transactions have been eliminated in consolidation.

Merger and Corporate Restructure

On June 14, 2006, the Company entered into a Securities Purchase Agreement (“Agreement” or “Merger”) with Kraft, a company formed under the laws of the country of Hungary. As a result of the Merger, there was a change in control of the public entity. In accordance with SFAS No. 141, Kraft was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of Kraft's capital structure.

For accounting purposes, the Company accounted for the transaction as a reverse acquisition and Kraft is the surviving entity. The total purchase price and carrying value of net assets acquired was $(6,681,891). The Company did not recognize goodwill or any intangible assets in connection with the transaction. Prior to the Agreement, the Company was an inactive corporation with no significant assets and liabilities.

Effective with the Agreement, 95.5% of previously outstanding shares of its common stock owned by the Kraft’s shareholders were exchanged for an aggregate of 95,500 shares of the Company’s newly issued Series B-4 Preferred Stock (the “Series B-4 Preferred”). Pursuant to the Certificate of Designation of the Series B-4 Preferred, each share of Series B-4 Preferred is automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of the Company’s common stock. As of June 30, 2007 the Series B-4 Preferred shares have been converted to 33,425,000 shares of the Company’s common stock (See Note 8). The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value.

The accompanying financial statements present the historical financial condition, results of operations and cash flows of Kraft, prior to the merger with American United Global.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The total consideration paid was $(6,681,891) and the significant components of the transaction are as follows:

American United Global, Inc.
Summary Statement of Financial Position
At June 14, 2006

Current Assets:
Cash	$5,258,503
Other assets:
Deferred loan costs, net of accumulated amortization of $-0-	607,500
Notes receivable-Kraft	1,500,000

Current Liabilities:
Note payable - unsecured	(1,500,000)
Accrued interest and other	(1,435,200)
Long Term liabilities:
$525,000 Convertible debenture; less unamortized debt discount of $266,935	(258,065)
$1,250,000 Convertible debenture; less unamortized debt discount of $1,140,988	(109,012)
$6,000,000 Convertible debenture; less unamortized debt discount of $6,000,000	-0-
Warrant liability	(10,821,900)

Preferred stock: series B-1	(2,287)
Preferred stock: series B-3	(475)
Preferred stock: series B-4	(955)
Treasury stock, at cost	80,000

Net liabilities assumed	$(6,681,891)

The net liabilities assumed is accounted for as a recapitalization of the Company’s capital structure and , accordingly the Company has charged the $ 6,681,891 to accumulated deficit during the year ended December 31, 2006.

Subsequent to the date of the merger, the Company changed its name from American United Global Inc. to Solar Thin Films, Inc.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Change in Accounting Principle for Registration Payment Arrangements.

In December 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on No. EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”). FSP EITF 00-19-2 provides that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with Statement of Financial Accounting Standards (“FAS”) No. 5, Accounting for Contingencies , which provides that loss contingencies should be recognized as liabilities if they are probable and reasonably estimable. Subsequent to the adoption of FSP EITF 00-19-2, any changes in the carrying amount of the contingent liability will result in a gain or loss that will be recognized in the consolidated statement of operations in the period the changes occur. The guidance in FSP EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the date of issuance of FSP EITF 00-19-2. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of FSP EITF 00-19-2, this guidance is effective for our consolidated financial statements issued for the year beginning January 1, 2007, and interim periods within that year.

On January 1, 2007, the Company adopted the provisions of FSP EITF 00-19-2 to account for the registration payment arrangement associated with our June 2006 financing (see note 7). On February 13, 2007 the Company became effective with their SB-2 and as such management determined that it was not probable that we would have any additional payment obligations under the June 2006 Registration Payment Arrangement; therefore, additional accrual for contingent obligation is required under the provisions of FSP EITF 00-19-2. Accordingly, the warrant liability account was eliminated and the comparative condensed consolidated financial statements of prior periods and as of December 31, 2006 have been adjusted to apply the new method retrospectively. The following financial statement line items for the three and six months ended June 30, 2007 and 2006 were affected by the change in accounting principle:

Consolidated Statements of Operations

	As Computed	As Reported
	under	under FSP	Effect of
	EITF 00-19	EITF 00-19-2	Change
Three Months Ended June 30, 2007
Loss from operations	$(690,272)	$(690,272)	$—
Other income (loss)	(724,098)	(724,098)	—
Gain on fair value of warrants	1,140,900	—	(1,140,900)
Net loss	(273,770)	(1,414,370)	(1,140,900)
Net loss per share	$(0.01)	$(0.03)	$(0.02)

	As Originally		Effect of
	Reported	As Adjusted	Change
Three Months Ended June 30, 2006
Loss from operations	$(188,326)	$(188,326)	$—
Other income (loss)	(177,091)	(177,091)	—
Gain on fair value warrants	1,510,800	—	(1,510,800)
Net income (loss)	1,145,383	(365,417)	(1,510,800)
Net income (loss) per share	$0.07	$(0.03)	$(0.10)

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	As Computed	As Reported
	under	under FSP	Effect of
	EITF 00-19	EITF 00-19-2	Change
Six Months Ended June 30, 2007
Loss from operations	$(1,961,301)	$(1,961,301)	$—
Other income (loss)	(1,447,468)	(1,447,468)	—
Loss on fair value of warrants	(131,400)	—	131,400
Net loss	(3,540,169)	(3,408,769)	131,400
Net loss per share	$(0.12)	$(0.11)	$0.01

	As Originally		Effect of
	Reported	As Adjusted	Change
Six Months Ended June 30, 2006
Loss from operations	$(456,482)	$(456,482)	$—
Other income (loss)	(177,131)	(177,131)	—
Gain on fair value warrants	1,510,800	—	(1,510,800)
Net income (loss)	877,187	(633,613)	(1,510,800)
Net income (loss) per share	$0.06	$(0.05)	$(0.11)

Consolidated Balance Sheet

	As Computed	As Reported
	under	under FSP	Effect of
	EITF 00-19	EITF 00-19-2	Change
June 30, 2007
Warrant liability	$1,596,900	$—	$(1,596,900)
Total liabilities	7,387,026	8,983,926	(1,596,900)
Additional paid-in capital	4,106,198	14,928,098	10,821,900
Deficit	(8,198,878)	(17,555,278)	(9,356,400)
Total stockholders’ equity	(3,456,878)	(1,859,978)	1,596,900

Consolidated Statements of Cash Flows

	As Computed	As Reported
	under	under FSP	Effect of
	EITF 00-19	EITF 00-19-2	Change
Six Months ended June 30, 2007
Net loss	$(3,540,169)	$(3,408,769)	$(131,400)
Loss on value of warrant liability	(131,400)	—	131,400

	As Originally		Effect of
	Reported	As Adjusted	Change
Six Months ended June 30, 2006
Net income (loss)	$877,187	$(633,613)	$(1,510,800)
Loss on value of warrant liability	(1,510,800)	—	1,510,800

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1) Persuasive evidence of an arrangement exists; 2) delivery has occurred; 3) the selling price is fixed and determinable; and 4) collectibility is reasonably assured.

Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. Deferred revenues as of June 30, 2007 are $309,161. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectibility is reasonable assured and title and risk of ownership is passed to the customer, which is usually upon shipment. However, certain customers traditionally have requested to take title and risk of ownership prior to shipment. Revenue for these transactions is recognized only when:

1. Title and risk of ownership have passed to the customer;

2. The Company has obtained a written fixed purchase commitment;

3. The customer has requested the transaction be on a bill and hold basis;

4. The customer has provided a delivery schedule;

5. All performance obligations related to the sale have been completed;

6. The product has been processed to the customer’s specifications, accepted by the customer and made ready for shipment;

7. The product is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sale by the company. There were no bill and hold transactions at June 30, 2007 and 2006.

Percentage-of-Completion Accounting: in accordance with the provisions of the American Institute of Certified Public Accountants (AICPA) Statement of Position No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." („SOP 81-1”), sales - derived from long-term fixed-priced contracts to design, develop and construct of complete or just part of turnkey manufacturing plants that produce photovoltaic thin film modules in accordance with customer specifications - are recorded using the percentage of completion method as the compounds are delivered (under the units of delivery method). The contract costs related to delivered compounds are recorded to cost of revenue as the compounds are delivered and revenue is recognized.

Almost 100% of the consolidated revenue for the six months ended June 30, 2007 was generated from the two of our customers as follows:

	Revenue Generated	As a %
Company ‘A’:	$2,746,579	77.48
Company ‘B’:	793,223	22.52
Other companies	5,257	0.00
Total revenue:	$3,545,059	100.00

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Product Warranty costs

The Company provides for estimated costs to fulfill customer warranty obligations upon recognition of the related revenue in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 45, Guarantors Accounting and Disclosure Requirements for Guarantees as a charge in the current period cost of goods sold. The range for the warranty coverage for the Company’s products is up to 18 to 24 months. The Company estimates the anticipated future costs of repairs under such warranties based on historical experience and any known specific product information. These estimates are reevaluated periodically by management and based on current information, are adjusted accordingly. The Company’s determination of the warranty obligation is based on estimates and as such, actual product failure rates may differ significantly from previous expectations.

The Company has accrued a warranty liability of $0 and $120,000 (2006: $0 and $0) for the three and six months ended June 30, 2007 and 2006, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2"), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and developments cost is expensed as incurred.

Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures of $90,000 and $180,000 (2006: $0 and $0) on research and product development for the three and six months ended June 30, 2007 and 2006, respectively.

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Minority interest

The Company owns 95.5% of Kraft. The minority interest is negative and therefore is shown at a net zero balance.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amended SFAS 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amended the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

Effective for the year ended December 31, 2006, the Company has adopted SFAS 123 (R) which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and eliminates the intrinsic value method that was provided in SFAS 123 for accounting of stock-based compensation to employees. The Company made no employee stock-based compensation grants before December 31, 2005 and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

For the year ended December 31, 2006, the Company granted 1,875,000 stock options to Csaba Toro, an officer of the Company with an exercise price of $2.18 per share expiring ten years from the date of issuance. The fair value of the options was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield: 0%; volatility 49.48%; risk free interest rate: 4.61%. The fair value of $2,705,400 was recorded as a charge to earnings in 2006. In May 2007, Csaba Toro resigned as officer and his options were expired unexercised (Note 11).

For the year ended December 31, 2006, the Company granted 15,625 stock options to Michael Metter, a director of the Company with an exercise price of $2.06 per share expiring three years from the date of issuance. The fair value of the options was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield: 0%; volatility 63.22%; risk free interest rate: 4.80%. The fair value of $14,828 was recorded as a charge to earnings in 2006.

For the six months ended June 30, 2007, the Company granted 3,000,000 stock options to Peter Lewis, an officer of the Company with an exercise price of $0.533 per share vesting over two years and expiring ten years from the date of issuance. The fair value of the options was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield: 0%; volatility 82.53%; risk free interest rate: 5.14%. The fair value of the vested portion of $49,993 was charged to earnings for the six months ended June 30, 2007.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130; “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Foreign Currency Translation

The Company translates the foreign currency financial statements into US Dollars using the quarter end or average exchange rates in accordance with the regulations of SFAS No. 52, “Foreign Currency Translation”. Assets, liabilities and equity of these subsidiaries were translated at exchange rates as of the balance sheet date. Revenues, expenses and retained earnings are translated at average rates in effect for the periods presented. The cumulative translation adjustment is included in the accumulated other comprehensive gain (loss) within shareholders’ equity.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net income (loss) per share

The Company computes earnings per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (“SFAS 128”). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the period. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During the three and six months ended June 30, 2007, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

The following reconciliation of net income and share amounts used in the computation of income (loss) per share for the three and six months ended June 30, 2006:

	Three Months Ended June 30, 2006	Six Months Ended June 30, 2006
Net income used in computing basic net income per share	$1,145,383	$877,187
Impact of assumed assumptions:
Amortization of debt discount (interest expense) on convertible debentures	122,464	122,464
Impact of equity classified as liability:
Gain on warrant liability marked to fair value	(1,510,800)	(1,510,800)
Net Income (loss) in computing diluted net income (loss) per share:	$(242,953)	$(511,149)

The weighted average shares outstanding used in the basic net income per share computations for the three and six months ended June 30, 2006 was 16,035,221. In determining the number of shares used in computing diluted loss per share, the Company added approximately 37,949,820 potentially dilutive securities for the three and six months ended June 30, 2006. The potentially dilutive securities added were mostly attributable to the warrants, options and convertible debentures outstanding. As a result, the diluted loss per share for the three and six months ended June 30, 2006 was $0.02 and $0.03, respectively.

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred net loss from operations of $1,961,301 for the six months ended June 30, 2007. The Company's liabilities exceeded its assets by $1,859,978 as of June 30, 2007.

Recent accounting pronouncements

For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has adopted EITF 00-19-2 effective January 1, 2007 (See above).

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 2 - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Components of inventories as of June 30, 2007 consist of the following.

2007
Raw Materials	$104,390
Work in Progress	136,711
Finished goods	397,748
$638,849

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

The Company's property and equipment at June 30, 2007 consist of the following:

2007
Land and buildings	226,886
Furniture and fixture	84,016
Machinery, plant and equipment	533,621
Total	844,523

Accumulated depreciation	184,947
Property and equipment	$659,576

Property and equipment are recorded on the basis of cost. For financial statement purposes, property, plant and equipment are depreciated using the straight-line method over their estimated useful lives.

Depreciation and amortization expense was $25,006 and $48,090 (2006: $12,410 and $17,748) for the three and six months June 30, 2007 and 2006, respectively.

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at June 30, 2007 were as follows:

2007
Accounts payable	$112,751
Other accrued expenses including penalty in the amount of $720,000 in connection with liquidating change (See Note 7)	1,073,853
Accrued interest	1,585,200
$2,771,804

NOTE 5 - NOTES PAYABLE OTHER

A summary of notes payable other at June 30, 2007 consists of the following:

2007
Demand note payable: interest payable at 10.0 % per annum; in default and unsecured	$1,500,000
$1,500,000

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 6- DIVIDENDS PAYABLE

In 2000 and 2001, the Company declared a dividend to its shareholders. However based on the Company’s limited financial resources it has been unable to pay it. The shareholders have conceded the deferment of this dividend until the company financially can afford paying it. At June 30, 2007 the outstanding balance was $147,896.

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES

A summary of convertible notes payable at June 30, 2007 are as follows:

2007
Convertible notes payable (“March 2006”) non- interest bearing ; secured and due March 2009	1,250,000
Debt Discount, net of accumulated amortization of $570,494	(679,506)
Net	570,494
Convertible notes payable (“June 2006”), non- interest bearing; secured and due June 2009; Noteholder has the option to convert unpaid note principal to the Company’s common stock at a rate of $1.00 per share (Note 8).	6,000,000
Debt Discount, net of accumulated amortization of $2,087,671	(3,912,329)
Net	2,087,671
Total	2,658,165
Less Current Maturities	(-)
Net	$2,658,165

September 2005 Financing

The Company entered a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (collectively, the “September 2005 Investors”) dated September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 525,000 (Note 8) shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares.

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (Note 8) (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but un-issued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The Company granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, a director of the Company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Former Holding Company, American United Global, Inc. allocated, on a relative fair value basis, the net proceeds amongst the common stock and convertible notes issued to the investors. The Former recognized a discount to the notes in the amount of $ 221,519 during the year ended December 31, 2005. The note discount is being amortized over the maturity period of the notes, being eighteen months. The Former recognized an imbedded beneficial conversion feature present in the Convertible Notes and allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. As of December 31, 2005 the Former recognized $ 303,481 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being eighteen months, as interest expense.

In June 2007, the September 2005 investors converted the notes into the Company’s common stock at a conversion price equal of $0.40 (Note 8) (the “Floor Price”). As an inducement to convert, the Company granted to the noteholders 333,334 warrants with a right to purchase the Company’s common stock at $1.00 three years from the date of issuance. The warrants were valued using the “Black-Scholes” option pricing method with the following assumptions: dividend yield: $-0-; volatility: 82.53%; risk free rate: 4.98%. The fair value of the warrants of $61,767 was charged to current period operations.

The Company amortized the Convertible Notes’ debt discount and recorded non-cash interest expense of $0 and $76,102 during the three and six months ended June 30, 2007.

March 2006 Financing

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company assumed a financing arrangement dated March 16, 2006, subsequently amended on May 18, 2006, with several investors (the "March Investors") for the sale of (i) $1,250,000 in notes (the "Notes"), (ii) 625,000 (Note 8) shares of common stock of the Company (the "Shares") (Note 8) and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.00 price per share for a period of five years (the "Warrants"). The warrants and warrant agreement provide for certain anti-dilution rights through December 31, 2007 in the event of a reverse split.

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) the Company closing on a financing in the aggregate amount of $12,000,000. The Company granted the March 2006 Investors piggyback registration rights with respect to the March 2006 Shares and the shares of common stock underlying the warrants. Further, Robert M. Rubin, CEO and a Director of the Company, has personally guaranteed payment of the March 2006 Notes.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The sale of the Notes was completed on March 16, 2006. As of the date hereof, the Company is obligated on $1,250,000 in face amount of Notes issued to the March investors.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock, warrants and the convertible notes issued to the investors. The accounting predecessor recognized and measured $519,491 of the proceeds, which equals to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the March 2006 Notes.

In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company recognized the relative value attributable to the warrants in the amount of $231,797 to additional paid in capital and a discount against the March 2006 Notes. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: (1) dividend yield of 0%; 2) expected volatility of 93.03%, (3) risk-free interest rate of 5.08% to 5.10%, and (4) expected life of 5 years. The Company also recognized the relative value attributable to the common stock issued in the amount of $498,712 to additional paid in capital and a discount against the March 2006 Notes. Total debt discount to the March 2006 Notes amounted $1,250,000. The note discount is being amortized over the maturity period of the Notes, being thirty-four (34) months.

The Company amortized the Convertible Notes’ debt discount and recorded non-cash interest expense of $110,223 and $219,235 during the three and six months ended June 30, 2007, respectively.

June 2006 Financing

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 consisting of the following securities:

•	$ 6,000,000 in senior secured convertible notes (“June 2006 Notes”);

•	3,000,000 (Note 8) shares of the Company’s common stock;

•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);

•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);

•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and

•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The warrants and warrant agreement provide for certain anti-dilution rights through December 31, 2007 in the event of a reverse stock split.

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into the Company’s common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share (Note 8). The holders of the June 2006 notes have the option, on the 18 month anniversary of the June 2006 notes, to require the Company to redeem up to all of the conversion amount of the June 2006 notes. The Company granted the June 2006 Investors a first priority security interest in all of its assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, the Company pledged one hundred percent (100%) of the shares held its majority owned subsidiary, Kraft as collateral to the June 2006 Investors.

The Company granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. The Company was required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If the Company failed to have the registration statement filed or declared effective by the required dates, it will be obligated to pay a liquidated damages equal to 2% of the aggregate financing to each investor upon any such registration failure and for each thirty days that such registration failure continues in cash.

The Company's registration statement was declared effective by the Securities & Exchange Commission on February 13, 2007 which was beyond the contractually prescribed period. Accordingly, the Company accrued liquating damages penalties of $720,000 (see Note 4) and charged $240,000 and $480,000 to operations in 2007 and 2006, respectively.

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock and Convertible Notes issued to the investors. As of December 31, 2006, the Company recognized $2,777,778 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being three (3) years, as interest expense. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company also recognized the relative value attributable to the common stock issued in the amount of $3,222,222 to additional paid in capital and a discount against the June 2006 Notes. Total debt discount to the June 2006 Notes amounted $6,000,000. The note discount is amortized over the maturity period of the notes, being (3) years.

The Company amortized the Convertible Notes’ debt discount and recorded a non-cash interest expense of $498,630 and $991,780 for the three and six months ended June 30, 2007, respectively.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

In conjunction with raising capital through the issuance of $6,000,000 Notes, the Company has issued warrants that have registration rights for the underlying shares.  As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the warrants were recorded as a derivative liability and valued at fair market value until the Company meets the criteria under EITF 00-19 for permanent equity. The net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet in the amount of $10,821,900 and charged to operations as interest expense.  Upon the registration statement being declared effective on February 13, 2007, the initial fair value of the warrants was reclassified to equity (See note 1). The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 93.03%, (3) risk-free interest rate of 5.08% to 5.10%, and (4) expected life of 5 years.

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company assumed as liability the fair value of $10,821,900 representing the warrants issued and outstanding as described above. On February 13, 2007, upon the registration statement being declared effective, the assumed liability of $10,821,900 was adjusted to additional paid in capital.

NOTE 8- CAPITAL STOCK

Preferred Stock

The Company has authorized 1,200,000 shares of 12.5% cumulative preferred stock, with a par value of $.01 per share. The preferred stock is entitled to preference upon liquidation of $0.63 (see below) per share for any unconverted shares. There are no preferred shares outstanding as of June 30, 2007 except as noted below.

The Board of Directors has designated 1,000,000 shares of its preferred stock as Series B-1 Preferred Stock (“B-1 Preferred”). Each share of Series B-1 Preferred stock is entitled to preference upon liquidation of $2.19 (See below) per share for any unconverted shares. Each shares of the Series B-1 Preferred Stock shall be entitled to one (1) vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Seventeen (17) (See below) Series B-1 Preferred shares may be converted to one (1) share of the Company’s common stock. As of June 30, 2007, there were 228,652 shares of Series B-1 Preferred issued and outstanding.

The Board of Directors has designated 232,500 shares of its preferred stock as Series B-3 Preferred Stock (“B-3 Preferred”). Each share of the Series B-3 Preferred Stock shall be entitled to thirty two (32) votes on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Each Series B-3 Preferred share may be converted to thirty two (32) shares of the Company’s common stock. As of June 30, 2007, there were 47,518 shares of Series B-3 Preferred issued and outstanding.

In June, 2006 the Board of Directors designated 1,000,000 shares of its preferred stock as Series B-4 Preferred Stock (“B-4 Preferred”).  Upon the filing of an amendment which increased the number of authorized common shares such that three was an adequate amount of authorized common stock per issuance upon conversion of the Series B-4 Preferred, the Series B-4 shares automatically converted to shares of the Company's common stock at a rate of three hundred fifty (350) common shares for each share of Series B-4 Preferred. In the six months ended June 30, 2007, 95,500 shares of Series B-4 Preferred stock were converted into 33,425,000 shares of the Company’s common stock. As of June 30, 2007, there were no shares of Series B-4 Preferred issued and outstanding.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 8- CAPITAL STOCK (continued)

Common Stock

On February 9, 2007, the Company affected a one-for-one. six (1 to 1.6) reverse stock split of it authorized and outstanding shares of common stock, $0.01 par value. All references in the financial statements and the notes to financial statements, number of shares, and share amounts have been retroactively restated to reflect the reverse split. The Company has restated 16,269,597 shares of common stock issued and outstanding as of December 31, 2006.

In September 2006, the Company issued 234,375 shares of its Common stock for services valued at $468,750. The value of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In February 2007 The Company amended its Certificate of Incorporation increasing its authorized shares of common stock to issue 150,000,000 shares of common stock with a par value of $.01 per share.

In March 2007, the Company issued 8,925,000 shares of its Common stock in exchange for 25,500 shares of Series B-4 Preferred stock.

In April 2007, the Company issued 18,200,000 shares of its Common stock in exchange for 52,000 shares of Series B-4 Preferred stock.

In June 2007, the Company issued 6,300,000 shares of its Common stock in exchange for 18,000 shares of Series B-4 Preferred stock.

In June 2007, the Company issued 400,000 shares of its Common stock for services valued at $192,000. The value of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In June 2007, the Company issued 1,312,500 shares of its Common stock in exchange for convertible debentures of $525,000.

As of June 30, 2007, there were 51,408,601 shares of common stock issued and outstanding.

NOTE 9- RELATED PARTY NOTES PAYABLE AND TRANSACTIONS

The main strategic partner of the Company in the sale of turnkey thin-film photovoltaic module manufacturing facilities is presently Renewable Energy Solutions, Inc. (“RESI”). Historically, the Company has also partnered with Terra Solar Global, Inc. (“Terra Solar”). Terra Solar, Inc. (“TSI”) owns approximately 49% of the outstanding securities of Terra Solar. Zoltan Kiss, a director and shareholder of the Company, is a shareholder of TSI. Zoltan Kiss, a director and shareholder of the Company, is also the Chairman and majority owner of RESI. Over the past two years, the Company has been supplying equipment for a large turnkey project with Blue Star Terra Corporation in China through its strategic partners - RESI and Terra Solar. The Blue Star contract was originally held by Terra Solar and in April 2007 RESI assumed right and obligations under the contract from Terra Solar. Revenues under the contract were $2,751,836 and $293,000 for the six months ended June 30, 2007 and 2006 respectively. The Company currently has related party trade receivables of $1,510,499 from RESI as of June 30, 2007, primarily from the Blue Star Contract. While the Company’s liability is contractually limited to the delivery of equipment and not to turnkey manufacturing performance, there is some risk of non-payment until the facility has successfully passed an acceptance test, a RESI liability.

The company signed a cooperative Research and Development Contract, and a Marketing and Manufacturing Facility Turn On Function Contract with RESI on December 20, 2006 and January 30, 2007, respectively. Zoltan Kiss, the Company’s Chairman of the Board, is Chairman and majority shareholder of RESI. Payments made to RESI under the Research and Development Contract for the six months ended June 30, 2007 amounted to $180,000 or $30,000 per month. The Company has made payments against this contract through the end of 2007 resulting as of June 30, 2007 in pre-payments of $180,000 against this contract. No payments have been made to RESI under the Marketing and Manufacturing Facility Turn On Function Contract for the six months ended June 30, 2007.

In addition, the Company entered into a contract with RESI as of June 2007 whereby the Company’s CEO, Peter Lewis, provides certain marketing and management services to RESI. Payments made to the Company under this contract for the six months ended June 30, 2007 amounted to $5,000 or $5,000 per month. The Company has received payments against this contract for the provision of such services through the end of 2007 resulting as of June 30, 2007 in pre-payments of $30,000 against this contract. The services are primarily related to the structuring and sale of module manufacturing joint ventures an activity which management expects will result in equipment sales revenue for the Company.

Services utilized from RESI in connection with production and installation of the Company’s equipment was $99,329 and $0 for the six months ended June 30, 2007 and 2006, respectively.

The Company has a dividend payment obligation of the former shareholders valued at $147,896.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 10- ECONOMIC DEPENDENCY

During the six months ended June 30, 2007, approximately $3,539,802 or almost 100% of total revenues were derived from two customers; for the six months ended June 30, 2006, $293,000 or 94% were derived from two customers.

NOTE 11 - STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock at June 30, 2007:

Exercise Price	Number Outstanding	Warrants Outstanding Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise price	Number Exercisable	Warrants Exercisable Weighted Average Exercise Price
$1.00	333,334	2.97	$1.00	333,334	$1.00
1.20	625,000	1.71	1.20	625,000	1.20
2.00	3,000,000	1.96	2.00	3,000,000	2.00
2.20	3,000,000	2.96	2.20	3,000,000	2.20
3.00	3,000,000	1.96	3.00	3,000,000	3.00
3.30	3,000,000	2.96	3.30	3,000,000	3.30

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2005	-	$-
Granted	12,625,000	2.56
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	12,625,000	2.56
Granted	333,334	1.00
Exercised	-	-
Canceled or expired	-	-
Outstanding at June 30, 2007	12,958,334	2.52

Warrants granted during the year ended December 31, 2006 totaling 12,625,000 were issued in connection with debt financing. The warrants are exercisable until from three to five years after the date of issuance at a purchase price of $1.20 per share on 625,000 warrants, $2.00 per share on 3,000,000; $2.20 per share on 3,000,000 warrants; $3.00 per share on 3,000,000 warrants and $3.30 per share on 3,000,000 warrants.

Warrants granted during the six months ended June 30, 2007 totally 333,334 were issued in connection with the conversion of debentures. The warrants are exercisable until three years after the date of issuance at a purchase price of $1.00. The warrants were valued using the “Black-Scholes” option pricing method with the following assumptions: dividend yield: $-0-; volatility: 82.53%; risk free rate: 4.98%. The fair value of the warrants of $61,767 was charged to current period operations.

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees and directors of the Company at June 30, 2007:

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 11 - STOCK OPTIONS AND WARRANTS (continued)

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.533	3,000,000	9.97	$0.533	125,000	$0.533
$2.07	15,625	2.20	$2.07	15,625	$2.07

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2005:	-	$-
Granted	1,890,625	$2.18
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006:	1,890,625	$2.18
Granted	3,000,000	$0.533
Exercised	-	-
Canceled or expired	(1,875,000)	(2.18)
Outstanding at June 30, 2007:	3,015,625	$0.55

During the year ended December 31, 2006, the Company granted 15,625 stock options to a director with an exercise price of $2.07 expiring three years from issuance. The fair value (determined as described below) of $14,828 was charged to earnings in 2006.

The weighted-average fair value of stock options granted to a director during the year ended December 31, 2006 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.80%
Expected stock price volatility	63.22%
Expected dividend payout	-
Expected option life-years (a)	3

(a)The expected option life is based on contractual expiration dates.

During the year ended December 31, 2006, the Company granted 1,875,000 stock options to an officer and employee with an exercise price of $2.18 expiring ten years from issuance. The fair value (determined as described below) of $2,705,400 was charged to earnings in 2006. In June 2007, the officer has resigned and his options expired unexercised.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 11 - STOCK OPTIONS AND WARRANTS (continued)

The weighted-average fair value of stock options granted to an officer and employee during the year ended December 31, 2006 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.61%
Expected stock price volatility	49.48%
Expected dividend payout	-
Expected option life-years (a)	10

(a)The expected option life is based on contractual expiration dates.

During the six months ended June 30, 2007, the Company granted 3,000,000 stock options to an officer and employee with an exercise price of $0.533 expiring ten years from issuance and vesting on a pro rata basis over two years. The fair value of the vested portion (determined as described below) of $49,993 was charged to current period earnings.

The weighted-average fair value of stock options granted to an officer and employee during the six months ended June 30, 2007 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):
Risk-free interest rate at grant date	5.14%
Expected stock price volatility	82.53%
Expected dividend payout	-
Expected option life-years (a)	10

(a)The expected option life is based on contractual expiration dates.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company at June 30, 2007:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.92	156,250	4.47	$1.92	156,250	$1.92

Transactions involving stock options issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2005:	-	$-
Granted	156,250	$1.92
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006:	156,250	$1.92
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at June 30, 2007:	156,250	$1.92

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 11 - STOCK OPTIONS AND WARRANTS (continued)

During the year ended December 31, 2006, the Company granted 156,250 stock options to non-employee with an exercise price of $1.92 expiring three years from issuance. The fair value (determined as described below) of $111,125 was charged to earnings in 2006.

The weighted-average fair value of stock options granted to a director during the year ended December 31, 2006 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):
Risk-free interest rate at grant date	4.57%
Expected stock price volatility	51.21%
Expected dividend payout	-
Expected option life-years (a)	5

(a)The expected option life is based on contractual expiration dates.

The Company did not issue non employee options in 2007

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Lease agreement

In November 2005, the Company entered into a three year fixed term lease agreement for our corporate offices and facilities in Budapest, Hungary at a rate ranging from $4,543 to $15,433 per month as the lease has provisions for additional space for the period calendar year of 2006 and beyond. The lease agreement provides for moderate increases in rent after the first year in accordance with the inflationary index published by the Central Statistical Office. The 3 year minimum future cash flow for the leases at June 30, 2007 is as follows:

Fiscal Year:	Amount:
December 31, 2007	$185,196
December 31, 2008	185,196

Litigation

On or about December 12, 2003, New York Medical, Inc. and Redwood Investment Associates, L.P filed a complaint against the Company in the Supreme Court of New York in New York County. The complaint alleges a breach of contract. The Company believes that it has meritorious defenses to the plaintiff’s claims and intends to vigorously defend itself against the Plaintiff’s claims. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 12 - COMMITMENTS AND CONTINGENCIES (continued)

The Company's Act in Hungary prescribes that in the case of obtaining majority interest (over 50%) by a Company in other Public Limited Companies by shares ("PLC") any of the remaining shareholders in a PLC may offer their shares to the new majority owner for acquisition. In the case of the offering, the Company is obligated to purchase those shares on market value valid on the date when the majority owner acquired interest. Commencing in March 2006 through June 2006, the Company entered into securities purchase agreement with shareholders of Kraft that that together owned 95.5% of Kraft. The remaining shareholders of Kraft representing 4.5% requested cash payment. As of June 30, 2007, the partners were in discussion about the fair market price of the 4.5% interest. On August 3, 2007, the Company entered into a share purchase agreement whereby the Company acquired the remaining 4.5% interest in Kraft. In connection with the share purchase agreement, the remaining shareholders of Kraft released all planned and enforced claims against the Company under the Company's Act in Hungary.

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Contingent Obligation

The Company remains contingently liable for certain capital lease obligations assumed by EGLOBE, Inc. ("EGLOBE") as part of the Connectsoft Communications Corp. asset sale which was consummated in June 1999. The lessor filed for bankruptcy in 2000 and the leases were acquired by another leasing organization which subsequently also filed for bankruptcy in 2001. In addition, EGLOBE filed for bankruptcy in 2001. The Company has been unable to obtain any further information about the parties but believes that in the normal course of the proceedings that another company most likely acquired the assets and related leases and that a mutually acceptable financial arrangement was reached to accomplish such a transfer.

To date, the Company has not been contacted and has not been notified of any delinquency in payments due under these leases. The original leases were entered into during early to mid 1997 each of which was for a five-year term. Extensions of an additional 20 months were negotiated with the original lessor in 1998 and 1999 moving the ending date to approximately mid 2004. The balance due under the leases in June 1999 upon transfer and sale to EGLOBE was approximately $2,800,000 including accrued interest and the monthly payments were approximately $55,000. The balance that is currently due under the leases is unknown and there would most likely have been negotiated reductions of amounts due during the proceedings.

Product Warranty Obligation

The Company provides for estimated costs to fulfill customer warranty obligations upon recognition of the related revenue in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 45, Guarantors Accounting and Disclosure Requirements for Guarantees. The range for the warranty coverage for the Company’s products is up to 18 to 24 months. The Company estimates the anticipated future costs of repairs under such warranties based on historical experience and any known specific product information. These estimates are reevaluated periodically by management and based on current information, are adjusted accordingly. The Company’s determination of the warranty obligation is based on estimates and as such, actual product failure rates may differ significantly from previous expectations. Accrued provision for product warranty was $120,000 as of June 30, 2007.

Employment and Consulting Agreements

The Company has consulting agreements with its key officers. In addition to compensation and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

In connection with the merger with Kraft, the Company entered into consulting agreements with its Chairman of the Board of Directors and a director pursuant to which each will receive annual compensation of $160,000 per annum and major medical benefits in consideration for services performed on behalf of the Company. Each of these agreements is for a term of three years. Through June 2007, an aggregate of $197,250 has been paid to Robert Rubin and Zoltan Kiss, exclusive of major medical benefits. In the case of Robert Rubin, the amounts paid for consulting services were grossed up to cover applicable taxes. Zoltan Kiss has elected not to participate in the Company's major medical plan.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from the inception and renewable automatically from year to year unless either the company or consultant terminates such engagement by written notice.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 13 - GOING CONCERN

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, as of June 30, 2007, the Company incurred accumulated losses of $17,555,278. The Company’s total liabilities exceeded its total assets by $1,839,978 as of June 30, 2007. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its services and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 14 - RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its condensed consolidated statement of operations for the period ended June 30, 2006 to correct the following errors in the financial statements previously filed.

•
The Company erroneously recorded calculated the beneficial conversion feature, common shares issued and corresponding debt discount in connection with the $1,250,000 convertible note payable assumed in connection with the acquisition of the assets and assumption of the liabilities in connection with the Securities Purchase Agreement with Kraft Rt on June 14, 2006 (see Notes 1 and 7) Additionally, the Company erroneously classified the fair value of 625,000 warrants to acquire the Company’s common stock as a liability. The Company determined the warrants did not have registration rights and should have been classified as equity.

•
The Company erroneously accounted for the net liabilities assumed of $ 6,681,891 in connection with the acquisition of American Untited Global, Inc. (see Note 1) as a transaction cost and charged the amount to operations. The Company determined the assumption of the net liabilities was not a cost of operations, but a capital transaction incurred in connection with the recapitalization of the Company and has charged the $ 6,681,891 directly to accumulated deficit

The net effect of the correction of this error was to:

•	Reduce net loss for the six months ended June 30, 2006 from $6,953,769 to a net income of $877,187 or a $7,830,956 change

•	Increase the total debt discount, net of accumulated amortization, in connection with the assumption of the debt for the period ended June 30, 2006 by $591,770 from $529,838 to $1,121,609.

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 14 - RESTATEMENT OF FINANCIAL STATEMENTS (continued)

•	Decrease the Company’s reported transaction cost associated with the acquisition for the period ended June 30, 2006 by $ 1,174,631 from $ 7,856,522 to $6,681,891.

•	Decease in Company’s reported change in fair value of warrants by $14,758 from $1,525,558 to $1,510,800

•	Increase the amount charged to interest in connection with the amortization of the debt discount for the period ended June 30, 2006 by $10,808 from $111,656 to $122,464.

Following are reconciliations of the Company’s restatement of the Condensed Consolidated Statement of Operations for the periods ended June 30, 2006.

NOTE 14 - RESTATEMENT OF FINANCIAL STATEMENTS (continued)

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
	(As Restated)	(As Reported)	(As Restated)	(As Reported)
Revenue	$130,698	$130,698	$312,185	$312,185
Cost of revenue	(113,961)	(113,961)	(228,015)	(228,015)
Gross Profit	16,737	16,737	84,170	84,170
Operating Expenses:
Selling, General & Administrative	192,653	192,653	522,904	522,904
Organization costs in connection with merger	-	7,856,522	-	7,856,522
Depreciation and Amortization	12,410	12,410	17,748	17,748
Total Operating expenses	205,063	8,061,585	540,652	8,397,174
Loss from Operations	(188,326)	(8,044,848)	(456,482)	(8,313,004)
Foreign exchange (expense)/ gain	(1,264)	(1,264)	1,568	1,568
Unrealized gain (loss) relating to adjustment of warranty liability to fair value	1,510,800	1,525,558	1,510,800	1,525,558
Interest Expense, net	(166,950)	(156,142)	(183,549)	(172,741)
Debt acquisition costs	(8,877)	(8,877)	(8,877)	(8,877)
Other income (expense)	-	-	13,727	13,727
Income Taxes Provision	-	-	-	-
Net Income (Loss)	$1,145,383	$(6,685,573)	$877,187	$(6,953,769)
Earnings per common share (basic)	0.07	(0.42)	0.05	(0.43)
Earnings per common share (assuming fully diluted)	0.00		(0.01)

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 14 - RESTATEMENT OF FINANCIAL STATEMENTS (continued)

Following are reconciliations of the Company’s restatement of the Statement of Cash Flows for the six months ended June 30, 2006.

Cash Flows from Operating Activities:

•	Decrease in net loss from $6,953,769 to net income of 877,187 or $7,830,956 change for the six months ended June 30, 2006 resulting from the items listed above.

•
Decrease in amortization and depreciation from $1,374,467 to $1,368,711 or $5,756 for the period from September 16, 2002 (date of inception) through June 30, 2006. The resulting decrease is the result of a classification error within the cash flow statement.

•	Decrease in organization expenses in connection with merger from $7,856,522 to $0 from items above

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 14 - RESTATEMENT OF FINANCIAL STATEMENTS (continued)

Following are reconciliations of the Company’s restatement of the Consolidated Statement of Cash Flows for the six months ended June 30, 2006.

	Six Months Ended June 30, 2006
	(As Restated)	(As Reported)
Cash flows from Operating Activities:
Net income (loss)	$877,187	$(6,953,769)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	17,748	17,748
Amortization of deferred financing costs	8,877	8,877
Amortization of debt discounts	122,464	111,656
Organization expenses in connection with merger	-	7,856,522
Unrealized gain on change in fair value of warrant liabilities	(1,510,800)	(1,525,558)
Loss on disposal of fixed assets	23,366	23,366
(Increase) decrease in::
Accounts receivable	1,380	1,380
Inventory	(343,900)	(343,900)
Prepaid assets and deposits	(176,346)	(176,346)
Advances and other current assets	3,443	3,443
Other assets	(7,803)	(7,803)
Increase (decrease) in:
Accounts payable and accrued expenses	267,363	267,363
Advances received from customers	474,167	474,167
Other current liabilities	(2,545)	(2,545)
New cash used in operating activities	(245,399)	(245,399)
Cash flows from investing activities :
Net cash acquired in connection with merger	5,258,503	5,258,503
Acquisition of property plant and equipment	(347,078)	(347,078)
Net cash used in investing activities	4,911,425	4,911,425
Cash Flows From Financing Activities:

Proceeds provided by notes payable, other-net	979,948	979,948
Proceeds provided by (used in) notes payable, related party	(433)	(433)
Cash provided by financing activities	979,515	979,515
Effect of currency rate change on cash	(44,841)	(44,841)
Net (decrease) increase in cash	5,600,700	5,600,700
Cash, beginning of period	33,081	33,081
Cash, end of period	$5,633,781	$5,633,781

SOLAR THIN FILMS, INC
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

NOTE 14 - SUBSEQUENT EVENT

On August 3, 2007, the Company acquired the remaining 4.5% outstanding shares of Kraft in exchange for 1,575,000 shares of the Company’s common stock, therefore Kraft became the wholly owned subsidiary of the Company.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors
Solar Thin Films, Inc.
Budapest, Hungary

We have audited the consolidated balance sheet of Solar Thin Films, Inc. and its wholly owned subsidiaries (“The Company”) as of December 31, 2006, and the related statements of operations and comprehensive income (loss), deficiency in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, effective January 1, 2006.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Solar Thin Films as of December 31, 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP Russell Bedford Stefanou Mirchandani LLP Certified Public Accountants

New York, New York
February 25, 2007

F-1

SOLAR THIN FILMS, INC
CONSOLIDATED BALANCE SHEET
December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$2,667,483
Accounts receivable, net of allowance for doubtful accounts of $-0-	335,017
Accounts receivable, related party (Note 9)	880,130
Inventory (Note 2)	1,511,239
Prepaid expenses	655,717
Advances and other current assets	39,966
Total current assets	6,089,552

Property, plant and equipment, net of accumulated depreciation of $129,583 (Note 3)	629,317

Other assets:
Deferred financing costs, net of accumulated amortization of $110,959	496,541
Other assets	10,024
Total other assets	506,565

Total assets	$7,225,434

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note 4)	$2,559,666
Advances received from customers	309,512
Note payable-other (Note 5)	1,500,000
Convertible Notes Payable, Current Portion, net of unamortized discount (Note 7)	448,899
Notes payable-related parties (Note 9)	157,472
Total current liabilities	4,975,549

Convertible notes payable, net of unamortized discount (Note 7)	1,447,150
Warrant liability (Note 7 )	1,465,500
Dividends payable (Note 6)	187,314
Total long term debt	3,099,964

Commitments and contingencies (Note 13)

Deficiency in Stockholder's Equity
Preferred stock, par value $0.01 per share; 1,200,000 shares authorized; -0- issued and outstanding	-
Series B-1 Preferred stock, par value $0.01 per share, 1,000,000 shares authorized, 228,652 issued and outstanding	2,286
Series B-3 Preferred stock, par value $0.01 per share, 232,500 shares authorized, 47,518 issued and outstanding	475
Series B-4 Preferred stock, par value $0.01 per share, 1,000,000 shares authorized, 95,500 issued and outstanding	955
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 16,269,597 issued and outstanding (Note 8)	162,696
Additional paid in capital (Note 8)	3,627,872
Treasury stock, at cost	(80,000)
Accumulated deficit	(4,790,109)
Minority interest	(43,916)
Accumulated other comprehensive income (loss)	269,662
Total deficiency in stockholders' equity	(850,079)

Total Liabilities and Deficiency in Stockholders' Equity	$7,225,434

See the accompanying notes to the consolidated financial statements

F-2

SOLAR THIN FILMS, INC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUE:	$2,426,954	$691,213
Cost of goods sold	1,766,806	402,204
Gross profit	660,148	289,009

OPERATING EXPENSES:
General, selling and administrative expenses	5,531,590	790,348
Research and development	11,600	97,475
Depreciation	55,328	12,687
Total operating expenses	5,598,518	900,510

NET INCOME (LOSS) FROM OPERATIONS	(4,938,370)	(611,501)

Other income/(expense)
Foreign exchange loss:	(86,033)	(11,563)
Unrealized gain relating to adjustment of warranty liability to fair value	9,356,400	-
Interest expense, net	(1,476,599)	(20,728)
Debt acquisition costs	(110,959)	-
Other income/(expense)	114,326	373,774

Net income (loss) before provision for income taxes	2,858,765	(270,018)

Income taxes	-	-

NET INCOME (LOSS)	$2,858,765	$(270,018)

Net income (loss) per common share (basic)	$0.18	$(0.02)

Net (loss) per common share (fully diluted)-Note 1	$(0.24)	$(0.02)

Weighted average shares outstanding (basic) - Note 1	16,106,497	16,035,222
Weighted average (assuming fully diluted) - Note 1	20,733,570	16,086,775

Comprehensive losses:
Net Income (Loss)	$2,858,764	$(270,018)
Foreign currency transaction gain	237,665	38,051

Comprehensive Income (Loss)	$3,096,429	$(231,967)

See the accompanying notes to the consolidated financial statements

F-3

SOLAR THIN FILMS, INC
CONSOLIDATED STATEMENT OF DEFICIENCY OF STOCKHOLDERS' EQUITY
FOR THE TWO YEARS ENDED DECEMBER 31, 2006

	Preferred Series B-1		Preferred Series B-3		Preferred Series B-4		Common shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2004, as adjusted for Securities Purchase Agreement (Note 1) and reverse stock split (Note 8)	-	-	-	-	-	-	16,035,222	$240,400
Net loss at December 31, 2005	-	-	-	-	-	-	-	-
Balance at December 31, 2005, as adjusted for Securities Purchase Agreement (Note 1) and reverse stock split (Note 8)	-	-	-	-	-	-	16,035,222	$240,400
Shares issued to Kraft RT shareholders in exchange for 95.5% of issued and outstanding Kraft RT shares in connection with Securities Purchase Agreement on June 14, 2006 (Note 1)	-	-	-	-	95,500	955	-	-
Reclassification of Kraft equity with Share Exchange Agreement Transfer	-	-	-	-	-	-	-	(240,400)
Minority interest	-	-	-	-	-	-	-	-
Effect of merger with Solar Thin Films, Inc. (formerly American Global United) and assumption of liabilities on June 14, 2006 (Note 1)	228,652	2,286	47,518	475	-	-	-	160,352
Common stock issued in September 2006 for services rendered at $2.00 per share (Notes 1 and 8)	-	-	-	-	-	-	234,375	2,344
Fair value of 1,890,625 options issued an officer and director	-	-	-	-	-	-	-	-
Fair value of 156,250 options issued to a consultant for services rendered	-	-	-	-	-	-	-	-
Net Income at December 31, 2006	-	-	-	-	-	-	-	-
Balance at December 31, 2006	228,652	$2,286	47,518	$475	95,500	$955	16,269,597	$162,696

See the accompanying notes to the consolidated financial statements

F-4

SOLAR THIN FILMS, INC
CONSOLIDATED STATEMENT OF DEFICIENCY OF STOCKHOLDERS' EQUITY
FOR THE TWO YEARS ENDED DECEMBER 31, 2006

	Additional Paid in Capital	Treasury Stock	Minority Interest	Other Comprehensive Income (loss)	Accumulated Deficit	Total Stockholders' Deficiency
Balance at December 31, 2004, as adjusted for Securities Purchase Agreement (Note 1) and reverse stock split (Note 8)	$253,781	$-	$-	$(6,054)	$(696,965)	$(208,838)
Net loss at December 31, 2005	-	-	-	38,051	(270,018)	(231,967)
Balance at December 31, 2005, as adjusted for Securities Purchase Agreement (Note 1) and reverse stock split (Note 8)	253,781	-	-	31,997	(966,983)	(440,805)
Shares issued to Kraft RT shareholders in exchange for 95.5% of issued and outstanding Kraft RT shares in connection with Securities Purchase Agreement on June 14, 2006 (Note 1)	(955)	-	-	-	-	-
Reclassification of Kraft equity with Share Exchange Agreement Transfer	240,400	-	-	-	-	-
Minority interest	-	-	(43,916)	-	-	(43,916)
Effect of merger with Solar Thin Films, Inc. (formerly American Global United) and assumption of liabilities on June 14, 2006 (Note 1)	(163,113)	(80,000)	-	-	(6,681,891)	(6,761,891)
Common stock issued in September 2006 for services rendered at $2.00 per share (Notes 1 and 8)	466,406	-	-	-	-	468,750
Fair value of 1,890,625 options issued an officer and director	2,720,228	-	-	-	-	2,720,228
Fair value of 156,250 options issued to a consultant for services rendered	111,125	-	-	-	-	111,125
Net Income at December 31, 2006	-	-	-	237,665	2,858,765	3,096,430
Balance at December 31, 2006	$3,627,872	$(80,000)	$(43,916)	$269,662	$(4,790,109)	$(850,079)

See the accompanying notes to the consolidated financial statements

F-5

SOLAR THIN FILMS, INC
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$2,858,765	$(270,018)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	55,328	12,687
Provision for doubt accounts	-	(26,056)
Minority interest	(43,916)	-
Common stock issued for services rendered	468,750	-
Fair value of options issued to officer and director	2,720,228	-
Fair value of options issued for services rendered	111,125	-
Forgiveness of debt-net	-	(263,949)
Amortization of deferred financing costs	110,959	-
Amortization of debt discounts	1,530,799	-
Unrealized gain on change in fair value of warrant liabilities	(9,356,400)	-
Loss on disposal of fixed assets	23,366	-
(Increase) decrease in:
Accounts receivable	(323,986)	247,746
Accounts receivable, related party	(880,130)	-
Inventory	(1,129,865)	10,004
Prepaid expenses	(622,940)	(82,445)
Advances and other current assets	45,596	9,700
Other assets	(5,704)	322
Increase (decrease) in:
Accounts payable and accrued liabilities	949,978	(219,586)
Advances received from customers	210,274	45,294
Other current liabilities	(2,545)	(19,699)
Net cash used in operations	(3,280,318)	(556,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash acquired in connection with merger with American United Global	5,258,503	-
Acquisition of property, plant and equipment	(559,435)	(93,493)
Net cash provided by (used in) investing activities:	4,699,068	(93,493)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash provided by notes payable, other-net	979,948	21
Proceeds from notes payable	(1,961)	500,000
Cash provided (from) notes payable, related party	-	118,593
Net cash provided by financing activities:	977,987	618,614

Effect of currency rate change on cash	237,665	38,051

Net increase in cash and cash equivalents	2,634,402	7,172
Cash and cash equivalents at beginning of period	33,081	25,909
Cash and cash equivalents at end of period	$2,667,483	$33,081

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	12,910	806
Cash paid during the period for income taxes	-	-
NON CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for services rendered	468,750	-
Options issued for services rendered	2,831,353
Abandonment of fixed asset-net of book value, in exchange for forgiveness of debt	-	16,008

See the accompanying notes to the consolidated financial statements

F-6

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Business and Basis of Presentation

The Company is incorporated under the laws of the State of Delaware, and is in the business of designing, manufacturing and marketing Solar Panel equipment on a world wide basis.

The consolidated financial statements include the accounts of the Company and it’s wholly and majority- owned subsidiaries, Kraft, Rt. and Superior Ventures Corp. All significant intercompany balances and transactions have been eliminated in consolidation.

Merger and Corporate Restructure

On June 14, 2006, the Company entered into a Securities Purchase Agreement (“Agreement” or “Merger”) with Kraft Rt. ("Kraft”), a company formed under the laws of the country of Hungary. As a result of the Merger, there was a change in control of the public entity. In accordance with SFAS No. 141, Kraft was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of Kraft's capital structure.

For accounting purposes, the Company accounted for the transaction as a reverse acquisition and Kraft is the surviving entity. The total purchase price and carrying value of net assets acquired was $(6,681,891). The Company did not recognize goodwill or any intangible assets in connection with the transaction. Prior to the Agreement, the Company was an inactive corporation with no significant assets and liabilities.

Effective with the Agreement, 95.5% of previously outstanding shares of its common stock owned by the Kraft’s shareholders were exchanged for an aggregate of 95,500 shares of the Company’s newly issued Series B-4 Preferred Stock (the “Series B-4 Preferred”). The Series B-4 Preferred are each automatically convertible into 350 shares of common stock or an aggregate of 33,425,000 shares of the Company’s common stock. The conversion is subject to the Company increasing its authorized shares of common stock. Under the Agreement, prior to such conversion, each Series B-4 Preferred share will have the voting rights equal to 350 shares of common stock and vote together with the shares of common stock on all matters.

The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value.

The accompanying financial statements present the historical financial condition, results of operations and cash flows of Kraft, Rt. prior to the merger with American United Global.

The total consideration paid was $(6,681,891) and the significant components of the transaction are as follows:

American United Global, Inc. Summary Statement of Financial Position At June 14, 2006

Current Assets:
Cash	$5,258,503
Other assets:
Deferred loan costs, net of accumulated amortization of $-0-	607,500
Notes receivable-Kraft RT	1,500,000

Current Liabilities:
Note payable - unsecured	(1,500,000)
Accrued interest and other	(1,435,200)
Long Term liabilities:
$525,000 Convertible debenture; less unamortized debt discount of $266,935	(258,065)
$1,250,000 Convertible debenture; less unamortized debt discount of $1,140,988	(109,012)
$6,000,000 Convertible debenture; less unamortized debt discount of $6,000,000	-0-
Warrant liability	(10,821,900)

Preferred stock: series B-1	(2,287)
Preferred stock: series B-3	(475)
Preferred stock: series B-4	(955)
Treasury stock, at cost	80,000

Net liabilities assumed	$(6,681,891)

F-7

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The net liabilities assumed is accounted for as a recapitalization of the Company’s capital structure and , accordingly the Company has charged the $-6,681,891 to accumulated deficit during the year ended December 31, 2006.

Subsequent to the date of the merger, the Company changed its name from American United Global Inc. to Solar Thin Films, Inc.

Revenue Recognition

For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: 1) Persuasive evidence of an arrangement exists; 2) delivery has occurred; 3) the selling price is fixed and determinable; and 4) collectibility is reasonably assured.

Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. Deferred revenues as of December 31, 2006 are $309,512. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectibility is reasonable assured and title and risk of ownership is passed to the customer, which is usually upon shipment. However, certain customers traditionally have requested to take title and risk of ownership prior to shipment. Revenue for these transactions is recognized only when:

1. Title and risk of ownership have passed to the customer;
2. The Company has obtained a written fixed purchase commitment;
3. The customer has requested the transaction be on a bill and hold basis;
4. The customer has provided a delivery schedule;
5. All performance obligations related to the sale have been completed;
6. The product has been processed to the customer’s specifications, accepted by the customer and made ready for shipment;
7. The product is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sale by the company. There were no bill and hold transactions at December 31, 2006 and 2005.

Currently, there are no warranties provided with the purchase of the Company‘s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations. In the future, when the Company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2"), “Accounting for Research and Development Costs.” Under SFAS 2, all research and development cost must be charged to expense as incurred. Accordingly, internal research and developments cost is expensed as incurred.

Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures of $11,600 and $97,475 on research and product development for the years ended December 31, 2006 and 2005, respectively

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

F-8

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amended SFAS 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amended the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Effective for the year ended December 31, 2006 the Company has adopted SFAS 123 (R) which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and eliminates the intrinsic value method that was provided in SFAS 123 for accounting of stock-based compensation to employees. The Company made no employee stock-based compensation grants before December 31, 2005 and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006.

For the year ended December 31, 2006, the Company granted 1,875,000 (See Note 11) stock options to Csaba Toro, an officer of the Company with an exercise price of $2.18 (See Note 11) per share expiring ten years from the date of issuance. The fair value of the options was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield: 0%; volatility 49.48%; risk free interest rate: 4.61%. The fair value of $2,705,400 was recorded as a current charge to earnings.

For the year ended December 31, 2006, the Company granted 15,625 (See Note 8) stock options to Michael Metter, a director of the Company with an exercise price of $2.06 (See Note 8) per share expiring three years from the date of issuance. The fair value of the options was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield: 0%; volatility 63.22%; risk free interest rate: 4.80%. The fair value of $14,828 was recorded as a current charge to earnings.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130; “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Foreign Currency Translation

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”. Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder’s equity. Foreign currency transaction gains and losses are included in the statement of shareholders equity and the statement of operations when applicable.

Net income (loss) per share

The following reconciliation of net income and share amounts used in the computation of income (loss) per share for the years ended December 31, 2006 and 2005:

	Year Ended December 31, 2006	Year Ended December 31, 2005
Net income used in computing basic net income per share	$2,858,765	$(270,018)
Impact of assumed assumptions:
Amortization of debt discount (interest expense) on convertible debentures	1,530,799	-
Impact of equity classified as liability:
Gain on warrant liability marked to fair value	(9,356,400)	-
Net Income (loss) in computing diluted net income (loss) per share:	$(4,966,836)	$(270,018)

F-9

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net income (loss) per share (continued)

The weighted average shares outstanding used in the basic net earnings (loss) per share computations for the years ended December 31, 2006 and 2005 were 16,106,497 and 16,035,222 respectively. In determining the number of shares used in computing diluted loss per share, the Company added approximately 4,627,073 and 0 potentially dilutive shares for the years ended December 31, 2006 and 2005 , respectively. The potentially dilutive shares added were attributable to the warrants and convertible debt issued in connection with the private placement of the Company’s convertible notes (see Note 7 and 11)

For our calculation of earnings per share, such stock warrants are considered equity and are included in diluted shares as their effect is dilutive. In accordance with Emerging Issues Task Force, EITF, Topic D-72 and paragraph 29 of SFAS 128, we adjusted net income (the basic earnings per share numerator) for purpose of computing diluted net earnings per share.

As a result, the diluted loss per share for the years ended December 31, 2006 and 2005 was $(0.24) and $ (0.02), respectively.

Options and warrants to purchase 11,046,875 and 0 shares of our common stock were excluded from the 2006 and 2005 computation of diluted earnings per share, respectively, because the effect would be antidilutive.

Liquidity

As shown in the accompanying consolidated financial statements, the Company incurred net loss from operations of $4,938,370 for the year ended December 31, 2006. The Company's current assets exceeded its current liabilities by $1,114,003 as of December 31, 2006.

Recent accounting pronouncements

In February 2006, the FASB issued SFAS No. 155. “ Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140,” or SFAS No. 155. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We did not have a material impact on our consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of SFAS No.156 did not have a material impact on the Company's financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48). “Accounting for uncertainty in Income Taxes”. FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “ Accounting for Contingencies”. FIN 48 is effective for fiscal years beginning after December 15, 2006. We have not yet evaluated the impact of adopting FIN 48 on our consolidated financial position, results of operations and cash flows.

In September 2006 the Financial Account Standards Board (the “FASB”) issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

F-10

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.

For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

NOTE 2 - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Components of inventories as of December 31, 2006 consist of the following.

Finished Goods	$498,200
Work in Progress	983,982
Raw Materials	29,057
$1,511,239

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

The Company's property and equipment at December 31, 2006 consist of the following:

Land and buildings	$15,373
Construction in progress	193,932
Furniture and fixture	62,524
Machinery, plant and equipment	487,071
Total	758,900

Accumulated depreciation	129,583
Property and equipment	$629,317

Property and equipment are recorded on the basis of cost. For financial statement purposes, property, plant and equipment are depreciated using the straight-line method over their estimated useful lives.

Depreciation and amortization expense was $55,328 and $12,687 for the year ended December 31, 2006 and 2005, respectively.

F-11

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2006 were as follows:

Accounts payable	$213,077
Other accrued expenses, including a penalty in the amount of $480,000 in connection with liquidating change (See Note 7)	836,389
Accrued interest	1,510,200
$2,559,666

NOTE 5 - NOTES PAYABLE OTHER

A summary of notes payable other at December 31, 2006 consists of the following:

Demand note payable: interest payable at 10.0 % per annum; in default and unsecured	$1,500,000
$1,500,000

NOTE 6- DIVIDENDS PAYABLE

In 2000 and 2001, the Company declared a dividend to its shareholders. However based on the Company’s limited financial resources it has been unable to pay it. The shareholders have conceded the deferment of this dividend until the company financially can afford paying it. At December 31, 2006 the outstanding balance was $187,314.

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES

A summary of convertible notes payable at December 31, 2006 are as follows:

Convertible notes payable (“September 2005”), non-interest bearing interest; secured and due March 2007; Noteholder has the option to convert unpaid note principal to the Company’s common stock at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 per share (Note 8)	$525,000
Debt Discount - beneficial conversion feature, net of accumulated amortization of $448,898	(76,102)
Net	448,898
Convertible notes payable (“March 2006”) non- interest bearing ; secured and due March 2009	1,250,000
Debt Discount, net of accumulated amortization of $351,260	(898,740)
Net	351,260
Convertible notes payable (“June 2006”), non- interest bearing; secured and due June 2009; Noteholder has the option to convert unpaid note principal to the Company’s common stock at a rate of $1.00 per share (Note 8).	6,000,000
Debt Discount, net of accumulated amortization of $1,095,891	(4,904,109)
Net	1,095,891
Total	1,896,049
Less Current Maturities	(448,899)
Net	$1,447,150

September 2005 Financing

The Company entered a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (collectively, the “September 2005 Investors”) dated September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 525,000 (Note 8) shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares.

F-12

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (Note 8)(the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but un-issued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, a director of the Company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Former Holding Company, American United Global, Inc. allocated, on a relative fair value basis, the net proceeds amongst the common stock and convertible notes issued to the investors. The Former recognized a discount to the notes in the amount of $ 221,519 during the year ended December 31, 2005. The note discount is being amortized over the maturity period of the notes, being eighteen months. The Former recognized an imbedded beneficial conversion feature present in the Convertible Notes and allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. As of December 31, 2005 the Former recognized $ 303,481 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being eighteen months, as interest expense.

The Company’s accounting predecessor and the Company amortized the Convertible Notes’ debt discount and recorded non-cash interest expense of $158,945 and $192,660, respectively, during the year ended December 31, 2006.

March 2006 Financing

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company assumed a financing arrangement dated March 16, 2006, subsequently amended on May 18, 2006, with several investors (the "March Investors") for the sale of (i) $1,250,000 in notes (the "Notes"), (ii) 625,000 (Note 8) shares of common stock of the Company (the "Shares") (Note 8) and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.00 price per share for a period of five years (the "Warrants"). The warrants and warrant agreement provide for certain anti-dilution rights through December 31, 2007 in the event of a reverse split.

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) the Company closing on a financing in the aggregate amount of $12,000,000. The Company granted the March 2006 Investors piggyback registration rights with respect to the March 2006 Shares and the shares of common stock underlying the warrants. Further, Robert M. Rubin, CEO and a Director of the Company, has personally guaranteed payment of the March 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The sale of the Notes was completed on March 16, 2006. As of the date hereof, the Company is obligated on $1,250,000 in face amount of Notes issued to the March investors.

F-13

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock, warrants and the convertible notes issued to the investors. The accounting predecessor recognized and measured $519,491 of the proceeds, which equals to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the March 2006 Notes.

In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company recognized the relative value attributable to the warrants in the amount of $231,797 to additional paid in capital and a discount against the March 2006 Notes. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: (1) dividend yield of 0%; 2) expected volatility of 93.03%, (3) risk-free interest rate of 5.08% to 5.10%, and (4) expected life of 5 years. The Company also recognized the relative value attributable to the common stock issued in the amount of $498,712 to additional paid in capital and a discount against the March 2006 Notes. Total debt discount to the March 2006 Notes amounted $1,250,000. The note discount is being amortized over the maturity period of the Notes, being thirty-four (34) months.

The Company’s accounting predecessor and the Company amortized the Convertible Notes’ debt discount and recorded non-cash interest expense of $109,012 and $242,248, respectively, during the year ended December 31, 2006.

June 2006 Financing

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 consisting of the following securities:

☐	$ 6,000,000 in senior secured convertible notes (“June 2006 Notes”);

☐	3,000,000 (Note 8) shares of the Company’s common stock;

☐	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);

☐	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);

☐	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and

☐	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The warrants and warrant agreement provide for certain anti-dilution rights through December 31, 2007 in the event of a reverse stock split.

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into the Company’s common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share (Note 8). The Company granted the June 2006 Investors a first priority security interest in all of its assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, the Company pledged one hundred percent (100%) of the shares held its majority owned subsidiary , Kraft Rt, as collateral to the June 2006 Investors.

The Company granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. The Company is required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If the Company fails to have the registration statement filed or declared effective by the required dates, it will be obligated to pay a liquidated damages equal to 2% of the aggregate financing to each investor upon any such registration failure and for each thirty days that such registration failure continues in cash.

As of the date of the financial statements, the Company's registration statement had not been declared effective by the Securities & Exchange Commission with the contractually prescribed period. Accordingly, the Company accrued liquating damages penalties of $480,000 (see Note 4) and charged the amount to operations in 2006.

Subsequent to the date of the financial statements, the registration statement was declared effective (see Note 14).

F-14

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 7- PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5) , the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock and Convertible Notes issued to the investors. As of December 31, 2006, the Company recognized $2,777,778 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being three (3) years, as interest expense. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company also recognized the relative value attributable to the common stock issued in the amount of $3,222,222 to additional paid in capital and a discount against the June 2006 Notes. Total debt discount to the June 2006 Notes amounted $6,000,000. The note discount is amortized over the maturity period of the notes, being (3) years.

The Company amortized the Convertible Notes’ debt discount and recorded a non-cash interest expense of $1,095,890 for the year ended December 31, 2006.

In conjunction with raising capital through the issuance of $6,000,000 Notes, the Company has issued warrants that have registration rights for the underlying shares.  As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the warrants were recorded as a derivative liability and valued at fair market value until the Company meets the criteria under EITF 00-19 for permanent equity. The net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet in the amount of $10,821,900 and charged to operations as interest expense.  Upon the registration statement being declared effective, the fair value of the warrant on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 93.03%, (3) risk-free interest rate of 5.08% to 5.10%, and (4) expected life of 5 years.

In connection with the merger and corporate restructure on June 14, 2006 (see Note 1), the Company assumed as liability the fair value of $10,821,900 representing the warrants issued and outstanding as described above. At December 31, 2006, the Company revalued the warrants using the Black-Scholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 51.21%, (3) risk-free interest rate of 4.62 to 4.82% to 5.10%, and (4) expected life of 2.45 to 3.44 years. And 5) a deemed fair value of common stock of $0.99. The decrease of $9,356,400 in the fair value of the warrants at December 31, 2006 has been recorded as a gain on revaluation of warrant liability for the year ended December 31, 2006. Warrant liability at December 31, 2006 amounted to $1,465,500.

NOTE 8- CAPITAL STOCK

Preferred Stock

The Company has authorized 1,200,000 shares of 12.5% cumulative preferred stock, with a par value of $.01 per share. The preferred stock is entitled to preference upon liquidation of $0.63 (See below) per share for any unconverted shares. There are no preferred shares outstanding as of December 31, 2006.

The Board of Directors has designated 1,000,000 shares of its preferred stock as Series B-1 Preferred Stock (“B-1 Preferred”). Each share of Series B-1 Preferred stock is entitled to preference upon liquidation of $2.19 (See below) per share for any unconverted shares. Each shares of the Series B-1 Preferred Stock shall be entitled to one (1) vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Seventeen (17) (See below) Series B-1 Preferred shares may be converted to one (1) share of the Company’s common stock. As of December 31, 2006, there were 228,652 shares of Series B-1 Preferred issued and outstanding.

The Board of Directors has designated 232,500 shares of its preferred stock as Series B-3 Preferred Stock (“B-3 Preferred”). Each share of the Series B-3 Preferred Stock shall be entitled to thirty two (32) (See below) votes on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Each Series B-3 Preferred share may be converted to thirty two (32) shares of the Company’s common stock. As of December 31, 2006, there were 47,518 shares of Series B-3 Preferred issued and outstanding.

F-15

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 8- CAPITAL STOCK (continued)

Preferred Stock (continued)

In June, 2006 the Board of Directors designated 1,000,000 shares of its preferred stock as Series B-4 Preferred Stock (“B-4 Preferred”). Each share of Series B-4 Preferred stock is entitled to preference upon liquidation of $3.50 per share for any unconverted shares. Each share of the Series B-4 Preferred Stock shall be entitled to three hundred fifty (350) votes on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class. Should the Company elect to file an amendment to increase its number of authorized common shares so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the Series B-4 Preferred Stock, the Series B-4 shares shall automatically convert to the Company’s common shares at the rate of three hundred fifty (350) common shares for each share of Series B-4 Preferred. As of December 31, 2006, there were 95,500 shares of Series B-4 Preferred issued and outstanding. As part of the Board of Directors designation, the Series B-4 Preferred stock agreement provides for certain anti-dilution rights through December 31, 2007 in the event of a reverse split (see Note 14).

Common Stock

On February 9, 2007, the Company affected a one-for-one.six (1 to 1.6) reverse stock split of it authorized and outstanding shares of common stock, $0.01 par value (see Note 14). All references in the financial statements and the notes to financial statements, number of shares, and share amounts have been retroactively restated to reflect the reverse split. The Company has restated 16,269,597 shares of common stock issued and outstanding as of December 31, 2006.

On February 9, 2007 the Company amended its Certificate of Incorporation inceasing its authorized shares of common stock to 150,000,000 with a par value of $.01 per share (see Note 14). As of December 31, 2006, there were 16,269,597 shares of common stock issued and outstanding.

In September 2006, the Company issued 234,375 shares of its Common stock for services valued at $468,750. The value of common stock issued for services was based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

NOTE 9- RELATED PARTY NOTES PAYABLE AND TRANSACTIONS

A summary of notes payable to shareholders at December 31, 2006 are as follows:

2006
Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date of August 31, 2005. The Company is in default under the terms of the note agreement	$24,760

Note payable to Company shareholder in monthly installments of interest only at 0% per annum; unsecured; maturity date of July 31, 2005. The Company is in default under the terms of the note agreement	12,875

Note payable to Company shareholder in monthly installments of interest only at 5% per annum; unsecured; maturity date of March 29, 2005. The Company is in default under the terms of the note agreement	119,837
Total	157,472
Less current portion	(157,472)
Long term	$-0-

The Company signed a cooperative Research and Development as well as a Marketing and Manufacturing Facility Turn On Function Contract with RESI in December 20, 2006 and January 30 2007, respectively. Zoltan Kiss, the Company’s Chairman of the Board, is Chairman and majority shareholder of RESI.

The Company currently has related party trade receivables of $880,130 from Terrasolar as of December 31, 2006,Revenues from Terrasolar were $1,638,550 for the year ended December 31, 2006.

The Company has a $43,916 receivable from a former shareholder of Kraft RT classified as minority interest as well as dividend payment obligation of the former shareholders valued at $187,314

F-16

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 10- ECONOMIC DEPENDENCY

During the year ended December 31, 2006 approximately $2,243,223 or 92% of total revenues were derived from two customers; for the year ended December 31, 2005; $425,215 or 61% were derived from two customers.

During the year ended December 31, 2006 approximately $868,378 or 32% of total materials were purchased from three vendors; for the year ended December 31, 2005, $118,087 or 29% was purchased from one vendor.

NOTE 11 - STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock at December 31, 2006:

		Warrants Outstanding			Warrants Exercisable
	Number	Weighted Average Remaining Contractual	Weighted Average	Number	Weighted Average
Exercise Price	Outstanding	Life (years)	Exercise price	Exercisable	Exercise Price
$1.20	625,000	2.21	$1.20	617,500	$1.20
2.00	3,000,000	2.46	2.00	3,000,000	2.00
2.20	3,000,000	3.46	2.20	3,000,000	2.20
3.00	3,000,000	2.46	3.00	3,000,000	3.00
3.30	3,000,000	3.46	3.30	3,000,000	3.30

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2004	-	$-
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005	-	-
Granted	12,625,000	2.56
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	12,625,000	2.56

Warrants granted during the year ended December 31, 2006 totaling 12,625,000 were issued in connection with debt financing. The warrants are exercisable until from three to five years after the date of issuance at a purchase price of $1.20 per share on 625,000 warrants, $2.00 per share on 3,000,000; $2.20 per share on 3,000,000 warrants; $3.00 per share on 3,000,000 warrants and $3.30 per share on 3,000,000 warrants.

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees and directors of the Company at December 31, 2006 (See Note 8 above):

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Prices	Outstanding	(Years)	Price	Exercisable	Price
$2.07	15,625	2.70	$2.07	15,625	$2.07
2.18	1,875,000	9.83	2.18	1,875,000	2.18

F-17

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 11 - STOCK OPTIONS AND WARRANTS (continued)

Transactions involving stock options issued to employees are summarized as follows:

Weighted Average
	Number of Shares	Price Per Share
Outstanding at December 31, 2004:	-	$-
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005:	-	-
Granted	1,890,625	$2.18
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006:	1,890,625	$2.18

During the year ended December 31, 2006, the Company granted 15,625 (see Note 8) stock options to a director with an exercise price of $2.07 (See Note 8) expiring three years from issuance. The fair value (determined as described below) of $14,828 was charged to current period earnings.

The weighted-average fair value of stock options granted to a director during the year ended December 31, 2006 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):

Risk-free interest rate at grant date	4.80%
Expected stock price volatility	63.22%
Expected dividend payout	-
Expected option life-years (a)	3

(a) The expected option life is based on contractual expiration dates.

During the year ended December 31, 2006, the Company granted 1,875,000 (see Note 8) stock options to an officer and employee with an exercise price of $2.18 expiring ten years from issuance. The fair value (determined as described below) of $2,705,400 was charged to current period earnings.

The weighted-average fair value of stock options granted to an officer and employee during the year ended December 31, 2006 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):

Risk-free interest rate at grant date	4.61%
Expected stock price volatility	49.48%
Expected dividend payout	-
Expected option life-years (a)	10

(a) The expected option life is based on contractual expiration dates.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company at December 31, 2006 (See Note 8 above):

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Prices	Outstanding	(Years)	Price	Exercisable	Price
$1.92	156,250	4.97	$1.92	156,250	$1.92

F-18

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 11 - STOCK OPTIONS AND WARRANTS (continued)

Transactions involving stock options issued to non-employees are summarized as follows:

Weighted Average
	Number of Shares	Price Per Share
Outstanding at December 31, 2004:	-	$-
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005:	-	-
Granted	156,250	$1.92
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006:	156,250	$1.92

During the year ended December 31, 2006, the Company granted 156,250 (see Note 8) stock options to non-employee with an exercise price of $1.92 (See Note 8) expiring three years from issuance. The fair value (determined as described below) of $111,125 was charged to current period earnings.

The weighted-average fair value of stock options granted to a director during the year ended December 31, 2006 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

Significant assumptions (weighted-average):

Risk-free interest rate at grant date	4.57%
Expected stock price volatility	51.21%
Expected dividend payout	-
Expected option life-years (a)	5

(a) The expected option life is based on contractual expiration dates.

NOTE 12 - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

At December 31, 2006, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $4,400,000, expiring in the year 2023, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. Components of deferred tax assets as of December 31, 2006 are as follows:

Non current:

Net operating loss carryforward	$1,540,000
Valuation allowance	(1,540,000)
Net deferred tax asset	$—

For the year ended December 31, 2006 and 2005, the Company incurred losses once significant tax adjusting items are considered.

The Company paid local filing fees which are not deemed to be income taxes and have been included in selling, general and administrative expense for the year ended December 31, 2006 and 2005.

F-19

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Lease commitment

In November 2005, the Company entered into a three year fixed term operating lease agreement for our corporate offices and facilities in Budapest, Hungary at a rate ranging from $4,543 to $15,433 per month as the lease has provisions for additional space for the period calendar year of 2006 and beyond. The lease agreement provides for moderate increases in rent after the first year in accordance with the inflationary index published by the Central Statistical Office. Rental expenses charged to operations for the year ended December 31, 2006 and 2005 were $157,505 and $81,038, respectively. Commitments for minimum rentals under non cancellable leases at December 31, 2006 is as follows:

Fiscal Year:	Amount:
December 31, 2007	$185,196
December 31, 2008	185,196

Litigation

On or about December 12, 2003, New York Medical, Inc. and Redwood Investment Associates, L.P filed a complaint against the Company in the Supreme Court of New York in New York County. The complaint alleges a breach of contract. The Company believes that it has meritorious defenses to the plaintiff’s claims and intends to vigorously defend itself against the Plaintiff’s claims. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

The Company’s Act in Hungary prescribes that in the case of obtaining majority interest (over 50%) by a company in other Public Limited Companies by Shares (“PLC”) any of the remaining minority shareholders in a PLC may offer their shares to the new majority owner for acquisition. In the case of offering, the Company is obliged to purchase those shares on market value valid on the date when the majority owner acquired interest. The remaining shareholders of Kraft RT representing 4.5% indicated their intention to offer their shares for purchase by the Company; the majority shareholder of Kraft RT. The Company offered the acquisition of 4.5% of Kraft with the same term than provided to any other shareholder in the form of issuing 1,575,000 shares of common stock of the Company. The party did not accept the offer and has requested cash payment. The parties are currently in discussion about the fair market price of 4.5% ownership of Kraft RT which was valid on June 14, 2006 when the acquisition of majority ownership was acquired. Management believes the ultimate outcome on this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Contingent Obligation

The Company remains contingently liable for certain capital lease obligations assumed by EGLOBE, Inc. ("EGLOBE") as part of the Connectsoft Communications Corp. asset sale which was consummated in June 1999. The lessor filed for bankruptcy in 2000 and the leases were acquired by another leasing organization which subsequently also filed for bankruptcy in 2001. In addition, EGLOBE filed for bankruptcy in 2001. The Company has been unable to obtain any further information about the parties but believes that in the normal course of the proceedings that another company most likely acquired the assets and related leases and that a mutually acceptable financial arrangement was reached to accomplish such a transfer.

To date, the Company has not been contacted and has not been notified of any delinquency in payments due under these leases. The original leases were entered into during early to mid 1997 each of which was for a five-year term. Extensions of an additional 20 months were negotiated with the original lessor in 1998 and 1999 moving the ending date to approximately mid 2004. The balance due under the leases in June 1999 upon transfer and sale to EGLOBE was approximately $2,800,000 including accrued interest and the monthly payments were approximately $55,000. The balance that is currently due under the leases is unknown and there would most likely have been negotiated reductions of amounts due during the proceedings.

Employment and Consulting Agreements

The Company has consulting agreements with its key officers. In addition to compensation and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

In connection with the merger with Kraft, the Company entered into consulting agreements with its Chairman of the Board of Directors and a director pursuant to which each will receive annual compensation of $160,000 per annum and major medical benefits in consideration for services performed on behalf of the Company. Each of these agreements is for a term of three years.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from the inception and renewable automatically from year to year unless either the company or consultant terminates such engagement by written notice.

F-20

SOLAR THIN FILMS, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 14- SUBSEQUENT EVENTS

Effective February 9, 2007, the Company amended their Certificate of Incorporation to affect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of 1.6 to 1, as well as increased its authorized shares to 150,000,000. All references in the financial statements and the notes to financial statements, number of shares, and share amounts have been retroactively restated to reflect the reverse split.

As a result of the increase in the authorized shares of common stock, the Company’s Series B-4 preferred shares automatically convert to the Company’s common shares (see Note 8).

On February 13, 2007 the Company’s Registration Statement was declared effective by the Securities and Exchange Commission (see Note 7).

NOTE 15 - GOING CONCERN

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, as of December 31, 2006, the Company incurred accumulated losses of $4,790,109. The Company’s total liabilities exceeded its total assets by $850,079 as of December 31, 2006. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its services and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

F-21

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers

The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Delaware General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Delaware law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.    Other Expenses of Issuance and Distribution

 The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$930.42
Accounting fees and expenses	30,000.00*
Legal fees and expenses	50,000.00*
TOTAL	$80,930.42*

* Estimated

Item 26.    Recent Sales of Unregistered Securities

June 2006 Convertible Note Financing

On June 14, 2006, the Company entered into a financing arrangement with several investors (the “June 2006 Investors”) pursuant to which it sold various securities in consideration of an aggregate purchase price of $6,000,000 (the “June 2006 Financing”).

In connection with the June 2006 Financing, the Company issued the following securities to the June 2006 Investors:

•	$6,000,000 in senior secured convertible notes (the “June 2006 Notes”);
•	3,000,000 shares of common stock of the Company (the “June 2006 Shares”);
•	Series A Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.00 per share for a period of three years (“Series A Warrants”);
•	Series B Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $2.20 per share for a period of four years (“Series B Warrants”);
•	Series C Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.00 per share for a period of three years (“Series C Warrants”); and
•	Series D Common Stock Purchase Warrants to purchase 3,000,000 shares of common stock at $3.30 per share for a period of four years (“Series D Warrants”).

The Series B Warrants and the Series D Warrants are exercisable only following the exercise of the Series A Warrants and the Series C Warrants, respectively, on a share by share basis.

The June 2006 Notes are interest free and mature in June 2009 and are convertible into the Company’s common stock, at the June 2006 Investors’ option, at a conversion price equal to $1.00 per share. The Company granted the June 2006 Investors a first priority security interest in all of its assets subject only to the secured convertible notes in the amount of $525,000 previously issued in September 2005. In addition, the Company pledged the shares held in Kraft Rt., a Hungarian corporation (“Kraft”) acquired by the Company pursuant to the transaction described below, as collateral to the June 2006 Investors.

The Company granted the June 2006 Investors registration rights with respect to the June 2006 Shares, and the shares of common stock underlying the June 2006 Notes, Series A Warrants, Series B Warrants, the Series C Warrants and Series D Warrants. The Company is required to file a registration statement within 30 days from closing and have such registration statement declared effective within 90 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 120 days from closing. If the Company fails to have the registration statement filed or declared effective by the required dates, it will be obligated to pay a penalty equal to 2% of the purchase price to each investor upon any such registration failure and for each thirty days that such registration failure continues.

The June 2006 Investors have contractually agreed to restrict their ability to convert the June 2006 Notes, Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock. As of November 6, 2007, the remaining principal balance outstanding under the June 2006 Notes was $3,789,000.

Acquisition of Kraft Rt.

Commencing in March 2006 through June 2006, the Company entered into Securities Purchase Agreements with shareholders of Kraft that together owned 95.5% of the equity interest in Kraft to acquire their interests. On June 14, 2006, the Company closed on the acquisition of 95.5% of the outstanding securities of Kraft and, as a result, Kraft is now a majority-owned subsidiary of the Company.

In consideration for the shares of Kraft, the Company issued the sellers an aggregate of 95,500 shares of Series B-4 Preferred Stock of the Company (the “Preferred Shares”). The Preferred Shares automatically converted into 350 shares of common stock or an aggregate of 33,425,000 shares of common stock upon our increasing our authorized shares of common stock on February 12, 2007.

On August 3, 2007, the Company entered into a share purchase agreement with Fraser European, Ltd. whereby the Company acquired the remaining outstanding shares of its now wholly owned subsidiary Kraft. Pursuant to the terms of the August Share Purchase Agreement, the Company acquired 225 shares of Kraft, which constituted the remaining 4.5% in exchange for 1,575,000 shares of the Company’s common stock.

June 2006 Settlement Agreements

We entered into an Agreement of Settlement with The Rubin Family Trust (the “Trust”) pursuant to which we agreed to (i) transfer 716,667 shares of common stock of Spongetech Delivery Systems, Inc., 125,000 shares of common stock of Scanteck Medical, Inc., and 104,000 shares of common stock of Infomedix, Inc. (“Infomedix”) and an option to purchase 50,000 shares of Informedix at $0.50 per share and (ii) issue an aggregate of 1,448,125 shares of common stock of the Company to the Trust of which 274,375 shares were shares that were to be issued in lieu of interest on loans aggregating $439,000 provided by the Trust to the Company (the “Loans”). In consideration of the aforementioned securities, the Trust has agreed to forgive all amounts due under the Loans and pledge 625,000 shares of common stock of our company in the event that certain liabilities are claimed by certain debt holders of our company. The Trust is a shareholder of our company. Margery Rubin, the wife of Robert Rubin, the CEO and director of our company, is a trustee of the Trust.

We entered into an Agreement of Settlement with Robert Rubin pursuant to which Mr. Rubin received 970,580 shares of common stock as consideration for providing a guaranty in connection with various financing arrangements. Mr. Rubin assigned all such shares to the Rubin Family Trust.

Katz Settlement Agreement

In March 2006 the Company entered into a Settlement agreement with Howard Katz, a former director of our company, pursuant to which we issued 110,000 shares of common stock in exchange for Mr. Katz releasing the Company from all amounts payable for services rendered and expenses incurred.

June 2006 Issuances

In June 2006, the Company issued an aggregate of 2,515,625 shares of common stock to nine parties in consideration for services provided to the Company.

March 2006 Convertible Note Financing

On March 16, 2006, the Company entered into a financing arrangement with several investors (the “March 2006 Investors”) for the sale of (i) $1,250,000 in convertible notes (the “March 2006 Notes”), (ii) 625,000 shares of common stock of the Company (the “March 2006 Shares”) and (iii) common stock purchase warrants to purchase 625,000 shares of common stock at $1.20 price per share for a period of five years (the “March 2006 Warrants”).

The March 2006 Notes are interest free and mature on the earlier of (i) March 16, 2009 or (ii) the Company closing on a financing in the aggregate amount of $12,000,000. The March 2006 Notes are convertible at $1.00 per share. The Company granted the March 2006 Investors registration rights with respect to the March 2006 Shares and the shares of common stock underlying the March 2006 Notes and the March 2006 Warrants.  Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the march 2006 Notes.

The March 2006 Investors have contractually agreed to restrict their ability to convert the March 2006 Notes and exercise the March 2006 Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock. As of November 6, 2007, the remaining principal balance of the March 2006 Notes was $1,250,000.

September 2005 Convertible Note Financing

The Company entered into a Securities Purchase Agreement (the “September 2005 Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (collectively, the “September 2005 Investors”) on September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “September 2005 Notes”) and (ii) 525,000 shares of common stock of the Company (the “September 2005 Shares”). On September 26, 2005, the September 2005 Investors purchased the September 2005 Notes and September 2005 Shares.

The Notes are interest free, mature in March 2007 and are convertible into the Company’s common stock, at the September 2005 Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the September 2005 Investors, the Company may pay the principal of the September 2005 Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the September 2005 Investors indicating that the Company intends to pay in shares, the number of authorized but unissued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the September 2005 Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price.

We have granted the September 2005 Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the September 2005 Notes and the September 2005 Shares on the earlier of (i) 30 days from acquiring Kraft or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the September 2005 Notes.

The September 2005 Investors have contractually agreed to restrict their ability to convert the September 2005 Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

In June 2007, the September 2005 investors converted the notes into the Company’s common stock at a conversion price equal to $0.40. As an inducement to convert, the Company granted to the noteholders 333,334 warrants with the right to purchase the Company’s common stock at $1.00 three years from the date of issuance. As of November 6, 2007 the September 2005 Notes have been fully converted.

Common Stock Financing

Commencing at the end of the fourth quarter of 2005 through the end of the first quarter of 2006, the Company sold an aggregate of 712,000 shares of common stock to several accredited investors for aggregate compensation of $356,000.

Services

On June 15, 2006, our Board of Directors approved the issuance of 2,515,625 shares of common stock to nine parties that have provided various services to our company including investor relations, internal accounting and legal services. The shares were issued on June 22, 2006.

All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of American United Global Inc. or executive officers of American United Global Inc., and transfer was restricted by American United Global Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Item 27.    Exhibits

Exhibit No.	Description of Exhibit

3(i)1	Certificate of Incorporation of the Company. (7).
3(ii)1	By-laws of the Company (7).

4.1	Securities Purchase Agreement dated June 14, 2006 by and among the Company and the June 2006 Investors (2)
4.2	Registration Rights Agreement dated June 14, 2006 by and among the Company and the June 2006 Investors (2)
4.3	Form of Senior Secured Convertible Note dated June 14, 2006 (2)
4.4	Form of Series A Common Stock Purchase Warrant dated June 14, 2006(2)
4.5	Form of Series B Common Stock Purchase Warrant dated June 14, 2006(2)
4.6	Form of Series C Common Stock Purchase Warrant dated June 14, 2006(2)
4.7	Form of Series D Common Stock Purchase Warrant dated June 14, 2006(2)
4.8	Security Agreement dated June 14, 2006 by and between the Company and Smithfield Fiduciary LLC as Collateral Agent (2)
4.9	Guaranty dated as of June 14, 2006 by and between Kraft Rt. and Smithfield Fiduciary LLC as Collateral Agent(2)
4.10	Pledge Agreement dated as of June 14, 2006 by and between the Company and Smithfield Fiduciary LLC as Collateral Agent(2)
4.11	Account Receivables Lien Agreement entered by and between Kraft Rt. and the Investors dated June 12, 2006(2)
4.12	Mortgage Agreement entered by and between Kraft Rt. and the Investors dated June 12, 2006 (2)

4.13	Security Agreement entered by and between Kraft Rt. and the Investors dated June 12, 2006 (2)
4.14	Securities Purchase Agreement dated September 22, 2005 by and among the Company and Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (4)
4.15	Form of Senior Secured Convertible Note September 23, 2005 (4)
4.16	Security Agreement dated September 22, 2005 by and among the Company and Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (4)
4.17	Guaranty of Payment (4)
4.18	Form of Amended and Restated Note issued on due March 20, 2007 (8)
4.19	Form of Warrant issued on March 16, 2006(1)
4.20	Securities Purchase Agreement dated March 16, 2006(8)
4.21	Amendment No. 1 to the Securities Purchase Agreement dated May 18, 2006(8)
4.22	Amendment No. 1 to the Senior Secured Convertible Note (8)
4.23	Amendment No. 1 to the Subscription Agreement for the purchase of shares of common stock. (8)
5.1	Consent of Sichenzia Ross Friedman Ference LLP. (12)
10.1	Securities Purchase Agreement dated March 16, 2006 by and between the Company, Kraft Rt., Zoltan Kiss and Dr. Laszlo Farkas (1)
10.2	Securities Purchase Agreement dated March 20, 2006 by and between the Company, Kraft Rt., Nagyezsda Kiss, Joseph Gregory Kiss, Maria Gabriella Kiss and Gyula Winkler (1)
10.3	Securities Purchase Agreement dated May 20, 2006 by and between the Company, Kraft Rt., Joel Spival and Jacqueline Spivak(2)
10.4	Secured Promissory Note made by Kraft Rt. dated September 28, 2005 (4)
10.5	Security Interest and Pledge Agreement entered by and between American United Global, Inc., Kraft Rt. and Zoltan Kiss. (4)
10.6	Agreement of Settlement entered on September 27, 2005 by and among American United Global, Inc., North Sound Legacy International Ltd. and North Sound Legacy Institutional Fund LLC (4)
10.7	Supplemental Agreement entered on September 22, 2005 by and among Altitude Group, LLC, Birch Associates, Inc., and D.C. Capital LLC and American United Group, Inc. (4)
10.8	Amendment No. 1 to the Share Purchase Agreement dated December 29, 2005 (5)
10.9	Letter Agreement by and between the Company and Kraft Rt. (5)
10.10	Cooperative R&D Contract Between Renewable Energy Solutions Inc. and Solar Thin Films Inc. dated December 19, 2006 (10)
14.1	Code of Ethics. (6)
16.1	Letter from Seligson and Giannattasio, LLP (11)

21.1	List of Subsidiaries of the Company.(9)
23.1	Consent of Russell Bedford Stefanou Mirchandani LLP*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit 5.1)
24.1	Powers of Attorney (Included on the signature page hereto).

* Filed herewith.
† Indicates management compensation and/or consulting agreement.

(1) Incorporated by reference to the Form 8-K Current Report filed on March 23, 2006
(2) Incorporated by reference to the Form 8-K Current Report filed on June 19, 2006
(3) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 15, 2005
(4) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 30, 2005
(5) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 30, 2005.
(6) Incorporated by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on July 16, 2004.
(7) Incorporated by reference to the Registration Statement filed on Form S-1 with the Securities and Exchange Commission on January 4, 2002.
(8) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 17, 2006.
(9) Incorporated by reference to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on July 25, 2006.
(10) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 21, 2006.
(11) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 8, 2006.
(12) Incorporated by reference to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on February 12, 2007.

Item 28.    Undertakings

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Somers, New York on November 9, 2007.

SOLAR THIN FILMS, INC.

By:	/s/ Peter Lewis
Peter Lewis

By:	/s/ Robert Rubin
Robert Rubin
Chief Financial Officer (Principal Financial Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Rubin	Director	November 9, 2007
Robert Rubin

/s/ Zoltan Kiss	Director	November 9, 2007
Zoltan Kiss